                                                                    Exhibit 99.3

================================================================================

                                CREDIT AGREEMENT

                                      among

                          G&L REALTY PARTNERSHIP, L.P.,

                              G&L PARTNERSHIP, LLC,

                               The Several Lenders
                        from Time to Time Parties Hereto

                                       and

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    as Agent

                          Dated as of October 29, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION 1    DEFINITIONS...........................................................................      2
     1.1     Defined Terms.........................................................................      2
     1.2     Other Definitional Provisions.........................................................     28
     1.3     Measurement Criteria.  ...............................................................     28

SECTION 2    AMOUNT AND TERMS OF COMMITMENTS.......................................................     29
     2.1     Loans.................................................................................     29
     2.2     Procedure for Loan Borrowing..........................................................     29
     2.3     Repayment of Loans; Evidence of Debt..................................................     29
     2.4     Mandatory Prepayments.................................................................     30
     2.5     Optional Prepayments..................................................................     31
     2.6     Interest Rates and Payment Dates......................................................     32
     2.7     Computation of Interest and Fees......................................................     32
     2.8     Inability to Determine Interest Rate..................................................     33
     2.9     Pro Rata Treatment and Payments.......................................................     33
     2.10    Illegality............................................................................     34
     2.11    Requirements of Law...................................................................     34
     2.12    Taxes.................................................................................     35
     2.13    Indemnity.............................................................................     37
     2.14    Change of Lending Office..............................................................     37
     2.15    Fees..................................................................................     37

SECTION 3    REPRESENTATIONS AND WARRANTIES........................................................     38
     3.1     Financial Condition...................................................................     38
     3.2     No Change.............................................................................     39
     3.3     Existence; Compliance with Law........................................................     39
     3.4     Partnership Power; Authorization; Enforceable Obligations.............................     39
     3.5     No Legal Bar..........................................................................     39
     3.6     No Material Litigation................................................................     40
     3.7     The Transactions  ....................................................................     40
     3.8     No Default............................................................................     40
     3.9     Properties............................................................................     40
     3.10    Intellectual Property.................................................................     42
     3.11    Assets................................................................................     42
     3.12    Capitalization; Subsidiaries..........................................................     42
     3.13    Indebtedness..........................................................................     43
     3.14    No Burdensome Restrictions............................................................     43
     3.15    Taxes.................................................................................     43
     3.16    Federal Regulations...................................................................     44
     3.17    ERISA and Labor Matters...............................................................     44
     3.18    Investment Company Act; Other Regulations.............................................     45
     3.19    Purpose of Loans......................................................................     45

     3.20     Environmental Matters...............................................................  45
     3.21     Certain Transactions................................................................  46
     3.22     Solvency............................................................................  46
     3.23     Material Misstatements..............................................................  47

SECTION 4     CONDITIONS PRECEDENT................................................................  47
     4.1      Loan Documents......................................................................  47
     4.2      Related Agreements..................................................................  47
     4.3      Notice of Borrowing.................................................................  47
     4.4      Proceedings of the Company..........................................................  47
     4.5      Company Incumbency Certificate......................................................  48
     4.6      Corporate Proceedings of the REIT...................................................  48
     4.7      REIT Incumbency Certificate.........................................................  48
     4.8      Proceedings of the Subsidiaries and the REIT Subsidiaries...........................  48
     4.9      Subsidiary Incumbency Certificates..................................................  48
     4.10     Additional Matters..................................................................  49
     4.11     Organizational Documents............................................................  49
     4.12     Consents, Licenses and Approvals....................................................  49
     4.13     Representations and Warranties; No Default..........................................  49
     4.14     Fees................................................................................  50
     4.15     Legal Opinions......................................................................  50
     4.16     Pledged Stock; Stock Powers; Pledged Interests......................................  50
     4.17     Cash Collateral Accounts; Letter of Credit..........................................  50
     4.18     Certificates of the REIT Acquisition LLC and the OP Acquisition LLC.................  50
     4.19     Lien Searches.......................................................................  50
     4.20     Insurance...........................................................................  50
     4.21     Indebtedness........................................................................  50
     4.22     Appraisals..........................................................................  50
     4.23     Reports.............................................................................  51
     4.24     Judgments...........................................................................  51
     4.25     The Mergers.........................................................................  51
     4.26     Business Plan.......................................................................  51
     4.27     Combined DSC Ratio (Closing)........................................................  51
     4.28     Loan to Value.......................................................................  51
     4.29     Solvency............................................................................  51
     4.30     Amendment of Limited Partnership Agreement..........................................  51

SECTION 5     AFFIRMATIVE COVENANTS...............................................................  52
     5.1      Financial Information...............................................................  52
     5.2      Annual Budgets; Operating...........................................................  53
     5.3      Cash Collateral and Letters of Credit...............................................  54
     5.4      Hedging Agreement...................................................................  57
     5.5      Leases..............................................................................  57
     5.6      Payment of Obligations..............................................................  57
     5.7      Maintenance of Existence............................................................  58
     5.8      Maintenance of Property; Insurance..................................................  58

    5.9    Inspection of Property; Books and Records; Discussions............................... 58
    5.10   Notices.............................................................................. 58
    5.11   Environmental Laws................................................................... 59
    5.12   Further Assurances................................................................... 60

section 6  NEGATIVE COVENANTS................................................................... 60
    6.1    Limitation on Indebtedness........................................................... 60
    6.2    Limitation on Liens.................................................................. 60
    6.3    Limitation on Guarantee Obligations.................................................. 61
    6.4    Limitation on Structure and Operation of Business.................................... 62
    6.5    Limitation on Fundamental Changes and Sale of Assets................................. 63
    6.6    Limitation on Dividends.............................................................. 64
    6.7    Intentionally Omitted................................................................ 64
    6.8    Limitation on Investments, Loans and Advances........................................ 64
    6.9    Limitation on Optional Payments and Modifications of Debt Instruments................ 65
    6.10   Limitation on Transactions with Affiliates........................................... 65
    6.11   Limitation on Sales and Leasebacks................................................... 65
    6.12   Limitation on Changes in Fiscal Year................................................. 65
    6.13   Management Agreement................................................................. 65
    6.14   Zoning and Uses...................................................................... 65
    6.15   Alterations and Expansions........................................................... 66
    6.16   Leasing.............................................................................. 67
    6.17   Nonexempt ERISA Transactions......................................................... 68

section 7  EVENTS OF DEFAULT.................................................................... 68
    7.1    Events of Default; Remedies.......................................................... 68

section 8  THE AGENT............................................................................ 70
    8.1    Appointment.......................................................................... 70
    8.2    Delegation of Duties................................................................. 71
    8.3    Exculpatory Provisions............................................................... 71
    8.4    Reliance by Agent.................................................................... 71
    8.5    Notice of Default.................................................................... 71
    8.6    Non-Reliance on Agent and Other Lenders.............................................. 72
    8.7    Indemnification...................................................................... 72
    8.8    Agent in Its Individual Capacity..................................................... 73
    8.9    Successor Agent...................................................................... 73

section 9  MISCELLANEOUS........................................................................ 73
    9.1    Amendments and Waivers............................................................... 73
    9.2    Notices.............................................................................. 74
    9.3    No Waiver; Cumulative Remedies....................................................... 75
    9.4    Survival of Representations and Warranties........................................... 75
    9.5    Payment of Expenses and Taxes........................................................ 75
    9.6    Successors and Assigns; Participations and Assignments............................... 76
    9.7    Adjustments; Set-off................................................................. 78

    9.8    Counterparts.........................................................................   79
    9.9    Severability.........................................................................   79
    9.10   Integration..........................................................................   79
    9.11   GOVERNING LAW........................................................................   79
    9.12   Submission To Jurisdiction; Waivers..................................................   79
    9.13   Acknowledgments......................................................................   80
    9.14   WAIVERS OF JURY TRIAL................................................................   80

SCHEDULES

Schedule 1                                    Lenders
Schedule 3.6                                  Litigation
Schedule 3.9(c)                               Options to Purchase MOB Properties
Schedule 3.9(f)                               Rent Roll
Schedule 3.9(h)                               Properties
Schedule 3.12                                 Capitalization; Subsidiaries
Schedule 3.13                                 Indebtedness
Schedule 3.20                                 Environmental Matters
Schedule 3.21                                 Certain Transactions
Schedule 6.1                                  Outstanding Indebtedness

 6.2                                 Liens

EXHIBITS

Exhibit A                                     Note
Exhibit B                                     [Reserved]
Exhibit C-1                                   Cigna Cash Collateral Agreement
Exhibit C-2                                   MOB Cash Collateral Agreement
Exhibit D                                     Opinion Letter
Exhibit E                                     Assignment and Assumption
Exhibit F                                     Tax Compliance Certificate

                                                                  EXECUTION COPY

         CREDIT AGREEMENT, dated as of October 29, 2001, among G&L Partnership, LLC, a Delaware limited liability company ("OP Acquisition LLC") (to be merged
                                            ------------------
with and into G&L Realty Partnership, L.P., a Delaware limited partnership (the "Company"), immediately after the execution of this Agreement with the Company
 -------
as the surviving entity), the Company, the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and
                                                               -------
GMAC Commercial Mortgage Corporation, as agent for the Lenders hereunder (in such capacity, the "Agent").
                    -----
                               W I T N E S S E T H

         WHEREAS, on the date hereof and immediately following the execution hereof but prior to the borrowings contemplated hereunder, OP Acquisition LLC will merge into and with the Company (the "OP Merger");
                                           ---------

         WHEREAS, the surviving entity of the OP Merger will be the Company;

         WHEREAS, pursuant to the OP Merger the Company will assume and become responsible for all liabilities and obligations of OP Acquisition LLC;

         WHEREAS, the general partner of the Company is G & L Realty Corp., a Maryland corporation (the "REIT");
                           ----

         WHEREAS, additionally, on the date hereof following the execution hereof and immediately prior to the borrowings contemplated hereunder, the REIT will merge with G&L Acquisition, LLC, a Maryland limited liability company (the "REIT Acquisition LLC") with the REIT as the surviving entity (the "REIT Merger"
 --------------------                                               -----------
and collectively with the OP Merger, the "Mergers");
                                          -------

         WHEREAS, pursuant to the REIT Merger the outstanding common stock of the REIT will be canceled and in exchange therefor each holder of an outstanding share of the REIT's common stock immediately prior to the REIT Merger other than Daniel M. Gottlieb and Steven D. Lebowitz (each, a "Key Principal") will receive
                                                    -------------
approximately $12.00 per share, with the total consideration to be paid to the shareholders and holders of options for the purchase of the common stock of the REIT (other than the Key Principals) totaling approximately $20,249,000.00;

         WHEREAS, immediately following the Mergers but prior to the borrowings contemplated hereunder, the Credit Parties (as defined below) will execute and deliver the Security Documents (as defined below);

         WHEREAS, among other things, to provide funding for the Mergers, the Company has requested that the Lenders provide a term loan in an aggregate amount of up to $35 million; and

         WHEREAS, the Lenders have agreed to make the requested term loan available to the Company for the purposes and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall
             -------------
have the following meanings:

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to
          ---
the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per
                             ----------
annum publicly quoted from time to time by The Wall Street Journal as the "base
                                           -----------------------
rate on corporate loans at large U.S. money center commercial banks" (or, if The
                                                                             ---
Wall Street Journal ceases quoting a base rate of the type described, the
-------------------
highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the bank prime loan rate or its equivalent; "Federal Funds Effective
                                                       -----------------------
Rate" shall mean, for any day, the weighted average of the rates on overnight
----
federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

         "Acceptable Affiliate": with respect to any transferor of the Capital
          --------------------
Stock of the REIT or the Company, an Affiliate of such transferor that (i) takes such Capital Stock subject to the Agent's Lien thereon, or (ii) is party to a guarantee and collateral agreement substantially in the form of the Guarantee and Collateral Agreement or other security document acceptable to the Agent in its sole discretion pursuant to which such Affiliate grants a security interest to the Agent, as agent for the Lenders, on substantially identical terms to the security interest granted pursuant to the Guarantee and Collateral Agreement and with substantially identical covenants as are set forth in the Guarantee and Collateral Agreement.

         "Adjusted Cigna Shortfall": as of any Determination Date, the product
          ------------------------
of (a) the Cigna Shortfall for the period commencing on the first day of the fiscal quarter immediately following the corresponding Measurement Period End Date and ending on the expiration date of the Cigna Lease and (b) the Cigna Multiplier set forth on the chart below opposite the Combined DSC Ratio (Shortfall) as of such Determination Date, as determined by the Agent.

Combined DSC Ratio (Shortfall)                                  Cigna Multiplier
------------------------------                                  ----------------
1.1 or less                                                           1
Greater than 1.1 but less than 1.2                                   .5
1.2 or greater                                                      .25

         "Adjusted Leasing Commissions": for any Measurement Period, the sum of
          ----------------------------
the Adjusted Leasing Commissions for each of the four fiscal quarters of such Measurement Period calculated in accordance with the following sentence. The Adjusted Leasing Commissions (a) for any fiscal quarter for which the financial information required to be delivered pursuant to Section 5.1(a) or as described in Section 3.1 has been delivered, shall equal the aggregate Leasing Commissions paid and accrued during such fiscal quarter as reflected in such financial information and (b) for any other fiscal quarter, shall equal the average of (i) the Leasing Commissions set forth for such fiscal quarter in the Approved Annual Budget relating to such fiscal quarter, (ii) the aggregate amount of Leasing Commissions paid during the corresponding fiscal quarter in the fiscal year prior to the fiscal year in which such fiscal quarter occurs and (iii) the aggregate amount of Leasing Commissions paid during the corresponding fiscal quarter in the fiscal year that is two years prior to the fiscal year in which such fiscal year occurs. Amounts expended in fiscal quarters prior to the Closing Date shall be determined by the Agent in good faith based on financial statements or reports of the REIT, the Company or a Subsidiary delivered to the Agent, provided that, if an Approved Annual Budget is not available for such
       --------
fiscal quarter, the Adjusted Leasing Commission for such fiscal quarter shall equal the average of the amounts of clause (ii) and (iii) of this clause (b).

         "Adjusted Replacement Costs": for any Measurement Period, the sum of
          --------------------------
the Adjusted Replacement Costs for each of the four fiscal quarters of such Measurement Period calculated in accordance with the following sentence. The Adjusted Replacement Cost (a) for any fiscal quarter for which the financial information required to be delivered pursuant to Section 5.1(a) or as described in Section 3.1 has been delivered, shall equal the aggregate amount of Replacement Costs incurred during such fiscal quarter as reflected in such financial information and (b) for any other fiscal quarter, shall equal the average of (i) the Replacement Reserves set forth for such fiscal quarter in the Approved Annual Budget relating to such fiscal quarter, (ii) the aggregate amount of Replacement Costs incurred during the corresponding fiscal quarter in the fiscal year prior to the fiscal year in which such fiscal quarter occurs and
(iii) the aggregate amount of Replacement Costs incurred during the corresponding fiscal quarter in the fiscal year that is two years prior to the fiscal year in which such fiscal year occurs. Amounts expended in fiscal quarters prior to the Closing Date shall be determined by the Agent in good faith based on financial statements or reports of the REIT, the Company or a Subsidiary or a Subsidiary delivered to the Agent, provided that, if an Approved
                                                   --------
Annual Budget is not available for such fiscal quarter, the Adjusted Replacement Costs for such fiscal quarter shall equal the average of the amounts of clause
(ii) and (iii) of this clause (b).

         "Adjusted Tenant Improvement Expenditures": for any Measurement Period,
          ----------------------------------------
the sum of the Adjusted Tenant Improvement Expenditures for each of the four fiscal quarters of such Measurement Period calculated in accordance with the following sentence. The Adjusted Tenant Improvement Expenditures (a) for any fiscal quarter for which the financial information required to be delivered pursuant to Section 5.1(a) or as described in Section 3.1 has been delivered, shall equal the aggregate Tenant Improvement Expenditures made during such fiscal quarter as reflected in such financial information and (b) for any other fiscal quarter, shall equal the average of (i) the Tenant Improvement Expenditures set forth for such fiscal quarter in the Approved Annual Budget relating to such fiscal quarter, (ii) the aggregate amount of Tenant Improvement Expenditures made during the corresponding fiscal quarter in the fiscal year prior to the fiscal year in which such fiscal quarter occurs and (iii) the aggregate amount of Tenant Improvement Expenditures made during the corresponding fiscal quarter in the fiscal year that is two years prior to the fiscal year in which such fiscal year occurs. Amounts expended in fiscal quarters prior to the Closing Date shall be determined by the Agent in good faith based on financial statements or reports of the REIT, the Company or a Subsidiary delivered to the Agent, provided that, if an Approved Annual Budget
                                   --------
is not available for such fiscal quarter, the Adjusted Tenant Improvement Expenditures for such fiscal quarter shall equal the average of the amounts of clause (ii) and (iii) of this clause (b).

         "Affiliate": as to any Person, any other Person (other than a
          ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and with respect to a Person who is an individual, (a) the spouse or any family member of such Person, (b) a trust established for the benefit of such Person or such Person's spouse or a lineal descendant of such Person, which trust is controlled by such Person, such spouse or any such lineal descendant, or (c) any personal representative, estate or executor under any will of such Person, such spouse or any such family member, or pursuant to the laws of intestate succession. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agent": as defined in the preamble hereto.
          -----

         "Aggregate Deferred Amount": as of any date, the aggregate amount of
          -------------------------
Cash Flow Payments required to be paid by the Company as of such date (without giving effect to the deferral of such payments permitted pursuant to the second sentence of subsection 2.4(a)(i)), minus the aggregate amount of payments made by the Company to the Agent, for the account of the Lenders, pursuant to Section 2.4(a).

         "Agreement": this Credit Agreement, as amended, supplemented or
          ---------
otherwise modified time to time.

         "Alteration": as defined in Section 6.15.
          ----------

         "Applicable Margin": shall be 7.5%, provided that, if, as of any
          -----------------                  --------
Determination Date, (a) no Default or Event of Default has occurred and is continuing, (b) the outstanding principal balance of the Loans as of the Measurement Period End Date corresponding to such Determination Date shall be less than $31,000,000, and (c) the Combined DSC Ratio (Interest) as of the Measurement Period End Date corresponding to such Determination Date shall be equal to or greater than 1.2, the Applicable Margin shall be 6.5%, provided,
                                                                   --------
further, that, if, as of any Determination Date, (i) no Default or Event of
-------
Default has occurred and is continuing, (ii) the outstanding principal balance of the Loans as of the Measurement Period End Date corresponding to such Determination Date shall be less than $27,000,000, and (iii) the Combined DSC Ratio (Interest) as of the Measurement Period End Date corresponding to such Determination Date shall be equal to or greater than 1.25, the Applicable Margin shall be 5.5%.

         "Approved Annual Budget": as defined in Section 5.2.
          ----------------------

         "Assignee": as defined in subsection 9.6(c).
          --------

         "Benefited Lender": as defined in Section 9.7.
          ----------------

         "Company": as defined in the preamble hereto.
          -------

         "Business": as defined in subsection 3.20.
          --------

         "Business Day": a day other than a Saturday, Sunday or other day on
          ------------
which commercial banks in New York City are authorized or required by law to close.

         "Business Plan": The Company's financial and operating projections and
          -------------
business objectives for the MOB Properties including proposed budgets for Tenant Improvements, Leasing Commissions, Replacement Costs, proposed expansions of or additions to any MOB Property, and any reserves to be set aside therefor for the period commencing on or about October 31, 2000 and ending December 31, 2007.

         "Capital Lease Obligations": of any Person shall mean the obligations
          -------------------------
of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other
          -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Collateral Agreements": collectively, the Cigna Cash Collateral
          --------------------------
Agreement, if any, the MOB Cash Collateral Agreement and the Rent Collection Cash Collateral Agreement.

           "Cash Equivalents": (a) securities with maturities of one year or
            ----------------
less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 by Standard and Poor's Rating Group ("S&P") or P-1 by Moody's Investors Service,
                                   ---
Inc. ("Moody's"), (e) securities with maturities of one year or less from the
       -------
date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

           "Cash Flow": for any Measurement Period, (a) the Net Operating Income
            ---------
determined in accordance with the Measurement Criteria for such Measurement Period minus (b) the sum of (i) Adjusted Replacement Costs for such Measurement Period, (ii) Adjusted Tenant Improvement Expenditures for such Measurement Period, (iii) Adjusted Leasing Commissions for such Measurement Period, (iv) the operating expenses incurred or projected to be incurred by the Company as a partner, manager or member of a Subsidiary which owns an MOB Property other than Operating Expenses during such Measurement Period and (v) to the extent not deducted in the calculation of Net Operating Income, the amount of dividends or other distributions actually paid, required to be paid or budgeted to be paid to
(A) any investor in a Co-Owned Subsidiary (other than the Company or a Subsidiary which is not a Co-Owned Subsidiary) or (B) to an investor in an MOB Property which owns such property as a tenant in common with the Company or a Subsidiary of the Company during such Measurement Period (with clauses (i), (ii) and (iii) determined in accordance with subsection (a) of the Section 1.3 (Measurement Criteria) but not subsection (b) of Section 1.3 and clauses (iv) and (v) determined in accordance with both subsections (a) and (b) of Section 1.3).

           "Cash Flow Payment": with respect to any calendar month, the amount
            -----------------
set forth opposite such calendar month below.


Calendar Month                   Cash Flow Payment
--------------------------------------------------
December 2001........................  $127,172.35
January 2002.........................  $128,762.00
February 2002........................  $130,371.53
March 2002...........................  $132,001.17
April 2002...........................  $133,651.19
May 2002.............................  $135,321.83
June 2002............................  $137,013.35
July 2002............................  $138,726.02
August 2002..........................  $140,460.09
September 2002.......................  $142,215.84

Calendar Month                   Cash Flow Payment
--------------------------------------------------
October 2002 ......................    $143,993.54
November 2002 .....................    $145,793.46
December 2002 .....................    $147,615.88
January 2003 ......................    $149,461.08
February 2003 .....................    $151,329.34
March 2003 ........................    $153,220.96
April 2003 ........................    $155,136.22
May 2003 ..........................    $157,075.42
June 2003 .........................    $159,038.87
July 2003 .........................    $161,026.85
August 2003 .......................    $163,039.69
September 2003 ....................    $165,077.68
October 2003 ......................    $167,141.15
November 2003 .....................    $169,230.42
December 2003 .....................    $171,345.80
January 2004 ......................    $173,487.62
February 2004 .....................    $175,656.22
March 2004 ........................    $177,851.92
April 2004 ........................    $180,075.07
May 2004 ..........................    $182,326.01
June 2004 .........................    $184,605.08
July 2004 .........................    $186,912.65
August 2004 .......................    $189,249.05
September 2004 ....................    $191,614.67
October 2004 ......................    $194,009.85
November 2004 .....................    $196,434.97
December 2004 .....................    $198,890.41
January 2005 ......................    $201,376.54
February 2005 .....................    $203,893.75
March 2005 ........................    $206,442.42
April 2005 ........................    $209,022.95
May 2005 ..........................    $211,635.74
June 2005 .........................    $214,281.18
July 2005 .........................    $216,959.70
August 2005 .......................    $219,671.69
September 2005 ....................    $222,417.59
October 2005 ......................    $225,197.81
November 2005 .....................    $228,012.78
December 2005 .....................    $230,862.94
January 2006 ......................    $233,748.73
February 2006 .....................    $236,670.59
March 2006 ........................    $239,628.97
April 2006 ........................    $242,624.33
May 2006 ..........................    $245,657.14
June 2006 .........................    $248,727.85
July 2006 .........................    $251,836.95
August 2006 .......................    $254,984.91
September 2006 ....................    $258,172.22
October 2006 ......................    $261,399.38
November 2006 .....................    $264,666.87
December 2006 .....................    $267,975.20
January 2007 ......................    $271,324.89
February 2007 .....................    $ 274,716.4
March 2007 ........................    $278,150.41
April 2007 ........................    $281,627.29
May 2007 ..........................    $285,147.63
June 2007 .........................    $288,711.98
July 2007 .........................    $292,320.88
August 2007 .......................    $295,974.89
September 2007 ....................    $299,674.57
October 2007 ......................    $303,420.51
November 2007 .....................    $307,213.26
December 2007 .....................    $311,053.43
January 2008 ......................    $314,941.60
February 2008 .....................    $318,878.37
March 2008 ........................    $322,864.35
April 2008 ........................    $326,900.15
May 2008 ..........................    $330,986.40
June 2008 .........................    $335,123.73
July 2008 .........................    $339,312.78
August 2008 .......................    $343,554.19
September 2008 ....................    $347,848.62


Calendar Month                   Cash Flow Payment
--------------------------------------------------
October 2008 ......................    $352,196.72
November 2008 .....................    $356,599.18
December 2008 .....................    $361,056.67
January 2009 ......................    $365,569.88
February 2009 .....................    $370,139.50
March 2009 ........................    $374,766.25
April 2009 ........................    $379,450.83
May 2009 ..........................    $384,193.96
June 2009 .........................    $388,996.39
July 2009 .........................    $393,858.84
August 2009 .......................    $398,782.08
September 2009 ....................    $403,766.85
October 2009 ......................    $408,813.94
November 2009 .....................    $413,924.11
December 2009 .....................    $419,098.16
January 2010 ......................    $424,336.89
February 2010 .....................    $429,641.10
March 2010 ........................    $435,011.61
April 2010 ........................    $440,449.26
May 2010 ..........................    $445,954.88
June 2010 .........................    $451,529.31
July 2010 .........................    $457,173.43
August 2010 .......................    $462,888.10
September 2010 ....................    $468,674.20
October 2010 ......................    $474,532.62
November 2010 .....................    $480,464.28
December 2010 .....................    $486,470.09
January 2011 ......................    $492,550.96
February 2011 .....................    $498,707.85
March 2011 ........................    $504,941.70
April 2011 ........................    $511,253.47
May 2011 ..........................    $517,644.14
June 2011 .........................    $524,114.69
July 2011 .........................    $530,666.12
August 2011 .......................    $537,299.45
September 2011 ....................    $544,015.69
October 2011 ......................    $550,815.89

           "Change of Control": the occurrence of any of the following:
            -----------------

           (a) any Person, other than the Key Principals or an Acceptable Affiliate of a Key Principal, shall have, directly or indirectly, any ownership or beneficial interest in the common stock of the REIT;

           (b)  the REIT shall cease to be the general partner of the Company;

           (c) the REIT, the Key Principals and Approved Affiliates of the Key Principals, collectively, shall fail to own 95% of the Capital Stock of the Company; or

           (d) the issuance of Capital Stock of the Company to any person other than a partner thereof at the time of such issuance.

           "Cigna Cap" with respect to any date on which a payment is required
            ---------
to be made by the Company to the Agent, for the account of the Lenders, pursuant to Section 2.4(a) or Section 2.6(c), the lesser of (a) the excess of the amounts required to be paid on and prior to the applicable date over the amount on deposit in the MOB Cash Collateral Account on the 3rd Business Day prior to such date and (b) the excess of the Cigna Shortfall for the period beginning on the Closing Date and ending on such date over any amounts applied by the Agent pursuant to Section 5.3(a)(v) prior to such date.

           "Cigna Cash Collateral Account": as defined in Section 5.3.
            -----------------------------

           "Cigna Cash Collateral Agreement": the Cash Collateral Agreement
            -------------------------------
executed by the Company, the Agent and PNC Bank, National Association substantially in the form of Exhibit C-1, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

           "Cigna Lease": the lease, dated June 8, 1991, between Irwindale Cigna
            -----------
Buildings Partnership and Cigna Healthplans of California, Inc., a California corporation, with respect to the MOB Property located in Irwindale, California.

           "Cigna Letter of Credit": as defined in Section 5.3.
            ----------------------

           "Cigna Shortfall": for any fiscal period, the difference between the
            ---------------
base rent payable under the Cigna Lease (assuming that such lease was valid and effective) and the amount of base rent payable under the Replacement Lease for such fiscal period.

           "Closing Date": the date on which the conditions precedent set forth
            ------------
in subsection 4.1 shall be satisfied.

           "Closing": the consummation of the Mergers, the Spin Off and the
            -------
borrowings hereunder.

           "Code": the Internal Revenue Code of 1986, as amended from time to
            ----
time.

           "Collateral": all assets of the Credit Parties, now owned or
            ----------
hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

           "Combined DSC Ratio (Closing)": the ratio of (a) Cash Flow as of the
            ---------------------------
Closing (determined in accordance with the Measurement Criteria) to (b) the sum of (i) the First Mortgage Debt Service as of the Closing, and (ii) Loan Interest (Closing). All calculations of the Combined DSC Ratio (Closing) shall be made by the Agent in accordance with the provisions of this Agreement, and shall be conclusive and binding on the Company absent manifest error.

           "Combined DSC Ratio (Interest)": as of any Determination Date, the
            ----------------------------
ratio of (a) Cash Flow determined in accordance with the Measurement Criteria for the Measurement Period corresponding to such Determination Date to (b) the sum of (i) First Mortgage Debt Service as of such Determination Date and (ii) the Loan Debt Service as of such date. All calculations of the Combined DSC Ratio (Interest) shall be made by the Agent in accordance with the provisions of this Agreement, and shall be conclusive and binding on the Company absent manifest error.

           "Combined DSC Ratio (Shortfall)": as of any Determination Date, the
            -----------------------------
ratio of (a) Cash Flow determined in accordance with the Measurement Criteria for the Measurement Period corresponding to such Determination Date to (b) the sum of (i) First Mortgage Debt Service as of such date and (ii) the Loan Interest (Shortfall) as of such Determination Date. All calculations of the Combined DSC Ratio (Shortfall) shall be made by the Agent in accordance with the provisions of this Agreement, and shall be conclusive and binding on the Company absent manifest error.

           "Commitment": as to any Lender, the obligation of such Lender to make
            ----------
a Loan to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.
----------

           "Commitment Percentage": as to any Lender at any time, the percentage
            ---------------------
which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all Loans then outstanding.

           "Commonly Controlled Entity": an entity, whether or not incorporated,
            --------------------------
which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

           "Company's Co-Tenant Share": as defined in Section 5.3(b).
            -------------------------

           "Contractual Obligation": as to any Person, any provision of any
            ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "Co-Owned Subsidiary": each of (a) the entity to which the Pacific
            -------------------
Park (Aliso Viejo II) property is transferred, (b) G&L Valencia, LLC, a California limited liability company, (c) G&L Grabel, San Pedro, LLC, a California limited liability company, (d) Roxbury, (e) G&L Realty Financing Partnership II, L.P. a Delaware limited partnership and (f) G&L Medical Partnership, L.P., a Delaware limited partnership.

           "Co-Tenant": as defined in Section 5.3(b).
            ---------

           "Credit Parties": the Company, each Subsidiary of the Company, the OP
            --------------
Acquisition LLC, the REIT, the REIT Acquisition LLC, each of the REIT Subsidiaries and each of the Key Principals.

           "Default": any of the events specified in Section 7, whether or not
            -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Deposit Bank": as defined in Section 5.3(b).
            ------------

           "Determination Date": (a) each date that is the fifth Business Day
            ------------------
after the earlier of (i) the date financial statements are required to be delivered pursuant to Section 5.1(a) and (ii) the date such statements are actually delivered and (b) upon the request of the Company, each day that is the fifth Business Day after the date upon which an annual budget is approved by the Majority Lenders.

           "Dollars" and "$": dollars in lawful currency of the United States of
            -------       -
America.

           "Environmental Indemnity Agreement": the Environmental Indemnity
            ---------------------------------
Agreement dated as of the date hereof by and among the Company, the REIT, each of the Key Principals, and the Agent on behalf of the Lenders.

           "Environmental Laws": any and all foreign, federal, state, local or
            ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

           "ERISA": the Employee Retirement Income Security Act of 1974, as
            -----
amended from time to time.

           "Eurocurrency Reserve Requirements": for any day as applied to a
            ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

           "Eurodollar Base Rate": with respect to each day during each Interest
            --------------------
Period pertaining to a Eurodollar Loan, the average rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the London interbank offered rates for deposits in Dollars for a term of approximately one month, determined solely by the Agent. The Agent shall determine such rate by reference to the rate per annum appearing on Page 3750 (or any successor page) of Reuters Telerate as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) one Business Day prior to the first day of such Interest Period for a term of one month and in an amount comparable to the amount of the Eurodollar Loans to be outstanding during such Interest Period. If for any reason such rate is not available, the Agent shall select a comparable publication to determine the Eurodollar Base Rate and provide notice thereof to the Company.

           "Eurodollar Loans": Loans for which the rate of interest thereon is
            ----------------
calculated based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest
            ---------------
Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                      Eurodollar Base Rate
           -----------------------------------------
           1.00 - Eurocurrency Reserve Requirements.

           "Event of Default": any of the events specified in Section 7,
            ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, or any other condition, has been satisfied.

           "Excluded Property Refinancing Sale": the sale or transfer of the
            ----------------------------------
Pacific Park (Aliso Viejo II) property to a bankruptcy remote single purpose entity effectuated in connection with a refinancing permitted by Section 6.1(d) if, after giving effect to such transfer and refinancing, the Company's equity interest in such bankruptcy remote single purpose entity is not less than the greater of the aggregate percentage ownership interest of the Company in such property (a) immediately prior to such transfer and refinancing, or (b) on the date hereof.

           "Expansion": as defined in Section 6.15.
            ---------

           "Fees": as defined in Section 2.15.
            ----

           "First Mortgage Debt": as of any Determination Date, without
            -------------------
duplication, the outstanding principal amount of Indebtedness secured by a first mortgage on any MOB Property as of the Measurement Period End Date.

           "First Mortgage Debt Service": as of any Determination Date, without
            ---------------------------
duplication, the aggregate amount of any amortization payment, principal payment, fees or interest paid, to be paid or required to be paid, as the case may be, by the Credit Parties on any Indebtedness secured by a first mortgage on an MOB Property, for the four full fiscal quarters immediately succeeding the corresponding Measurement Period End Date, calculated, assuming that any such Indebtedness having a variable interest rate, has a fixed interest rate equal to the interest rate in effect for such Indebtedness as of the corresponding Measurement Period End Date, and after giving effect to any Hedging Agreement in effect for such Indebtedness for the applicable period, as determined by the Agent in good faith.

           "GAAP": generally accepted accounting principles in the United States
            ----
of America in effect from time to time.

           "GMAC": GMAC Commercial Mortgage Corporation.
            ----

           "Governmental Authority": any nation or government, any state or
            ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guarantee and Collateral Agreement": the Guarantee and Collateral
            ----------------------------------
Agreement, dated the date hereof in favor of the Agent, executed by the Company, each Key Principal and the REIT, as the same may be amended, supplemented or otherwise modified from time to time.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"),
            --------------------                          -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

           "Hedging Agreement": shall mean any interest rate protection
            -----------------
agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

           "Indebtedness": of any Person shall mean, without duplication, (a)
            ------------
all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than solely on past due amounts), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantee Obligations of such Person in respect of the Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of Hedging Agreements and (j) all obligations of such Person as an account party in respect of letters of credit. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

           "Independent Director": as defined in Section 6.4.
            --------------------

           "Insolvency": with respect to any Multiemployer Plan, the condition
            ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent": pertaining to a condition of Insolvency.
            ---------

           "Intellectual Property": as defined in Section 3.10.
            ---------------------

           "Interest Period": with respect to any Eurodollar Loan:
            ---------------

                    (a) initially, the period commencing on the Closing Date and ending on and including October 31, 2001; and

                    (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending on and including the last day of the calendar month that next succeeds the last day of the prior Interest Period;

provided that, any Interest Period that would otherwise extend beyond the
--------
Maturity Date shall end on the Maturity Date or such date of final payment, as the case may be.

           "Key Principal": as defined in the recitals hereto.
            -------------

           "Lease": shall mean any lease, sublease, sub-sublease, license,
            -----
letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof or hereafter entered into, pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space (including garage or retail space) in an MOB Property and in which the Company or the applicable Subsidiary owns the lessor's (or equivalent) position thereunder, and every modification or amendment thereof or thereto or other agreement relating thereto and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. In no event shall the term "Lease" include any sublease entered into by and between any tenant which is in privity with the applicable Company or Subsidiary and any third party which is not an Affiliate of such Company or Subsidiary.

           "Leasing Commissions": shall mean amounts payable to brokers
            -------------------
(including internal asset managers) or others in connection with the execution of a Lease.

           "Lender": as defined in the preamble hereto.
            ------

           "Lien": shall mean, with respect to any asset, (a) any mortgage, deed
            ----
of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "Loan": as defined in subsection 2.1.
            ----

           "Loan Allocation": With respect to any MOB Property the amount set
            ---------------
forth opposite such property on the chart below.

         MOB Property                                      Loan Allocation
         ------------                                      ---------------

         405 Bedford                                            $2,179,476
         415 Bedford                                            $1,342,238
         416 Bedford                                            $2,853,861
         435 Bedford                                            $2,423,577
         435 Roxbury                                            $1,131,285
         436 Bedford                                            $8,550,326
         Sherman Oaks Medical Plaza                             $2,891,825
         Holy Cross Medical Plaza                               $1,211,701
         St. Joseph's Medical Plaza                             $  516,951
         Regents Medical Center                                 $3,490,797
         Coronado Plaza                                         $1,330,084
         Cigna Healthcare Building                              $   69,611
         Lyons Building                                         $2,023,314
         Tustin Medical Office Building II                      $1,141,306
         Tustin Medical Office Building I                       $  184,523
         St. Joseph's of Tustin                                 $  147,040
         Pacific Park (Aliso Viejo II)                          $  441,487
         Pier One Retail Center                                 $  376,231

             MOB Property                                      Loan Allocation
             ------------                                      ---------------
             San Pedro Medical Office Bldgs.                      $    288,625
             Valencia MOB / A-E                                   $    953,301
             Valencia MOB / F                                     $  1,452,441
                                                                  ------------
                                                                  $ 35,000,000

provided, that the Loan Allocation for each MOB Property shall be reduced
--------
ratably by any payments of principal made pursuant to Sections 2.4 or 2.5 and provided further, that upon a MOB Property Sale, or the incurrence or
-------- -------
disposition of Indebtedness by the Company or a Subsidiary, the Agent shall generate a new chart to be substituted for the chart set forth above reflecting an allocation of the outstanding principal amount of the Loans among the MOB Properties and any such MOB Property Sale and such incurrence or disposition of Indebtedness.

           "Loan Debt Service": as of any Determination Date for the full four
            -----------------
fiscal quarters immediately succeeding the Measurement Period End Date corresponding to such Determination Date (a) the Cash Flow Payments required to be made during such four fiscal quarter period (without giving effect to deferrals permitted pursuant to Section 2.4(a)) plus (b) interest to be paid
                                                ----
during such fiscal period, by the Company under the Loan Documents, assuming (i) that principal repayments required to be paid pursuant to Section 2.4(a)(i) are paid with respect to such Payment Dates occurring after the Determination Date;
(ii) that the Eurodollar Rate for such period equals the Eurodollar Rate as of such Measurement Period End Date, giving effect to any Hedging Agreements in effect during the applicable period (or any portion thereof) in respect of the Loan, and if no such Hedge Agreements are in effect, the greater of (A) 7% and
(B) the Eurodollar Rate in effect on the Measurement Period End Date and (iii) that the Applicable Margin is the Applicable Margin in effect on the Measurement Period End Date.

           "Loan Documents": this Agreement, any Notes, the Guarantee and
            --------------
Collateral Agreement, the Environmental Indemnity Agreement, the Subordination Agreement, the Security Documents and the Hedging Agreement required pursuant to
Section 5.4.

           "Loan Interest (Closing)": without duplication, the aggregate amount
            ----------------------
of fees or interest to be paid or required to be paid, as the case may be by the Company under the Loan Documents, for the twelve full months immediately following the Closing, assuming that (a) the Eurodollar Rate for such period equals the Eurodollar Rate in effect on the Closing and giving effect to any Hedging Agreements, (b) that the Applicable Margin is the Applicable Margin in effect on the Closing; and (c) that the Cash Flow Payments required to be paid pursuant to Section 2.4(a)(i) are paid when due without giving effect to any deferrals permitted thereunder.

           "Loan Interest (Shortfall)": as of the Determination Date, without
            ------------------------
duplication, the aggregate amount of fees or interest to be paid or required to be paid, as the case may be by the Company under the Loan Documents, for the four full fiscal quarters succeeding the Measurement Period End Date corresponding to such Determination Date assuming that (a) principal repayments are made in accordance with Section 2.4(a)(i) without giving effect to any deferrals permitted thereunder and (b) the Eurodollar Rate for such period equals 7%.

                  "Majority Lenders": at any time, Lenders, the Commitment
                   ----------------
Percentages of which aggregate more than 50%.

                  "Management Agreement": any property management, leasing
                   --------------------
and/or construction management agreement pursuant to which the Manager party thereto is to provide property management, leasing, construction management and/or other services with respect to an MOB Property, entered into by a Credit Party with respect to an MOB Property and a reputable and experienced professional management company or in-house property management department which, at the time of its engagement by the Company or a Subsidiary, shall have under its management at least five medical office buildings containing in the aggregate at least 250,000 rentable square feet of medical office space similar in quality to the applicable MOB Property, of which at least 150,000 rentable square feet is located in California, excluding in each case an MOB Property, or any other management company which is acceptable to the Agent in its sole discretion, which agreement is on commercially reasonable terms and conditions, is on an arm's-length basis, cancelable on 30 days notice, is subordinate to the Obligations and the Agent's rights, on behalf of the Lenders, to the collateral securing the Obligations on terms acceptable to the Agent in its sole discretion, and is otherwise approved by the Agent in its reasonable discretion, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, provided that such amendment, restatement,
                                      --------
replacement, supplement or modification meets the criteria for Management Agreement set forth herein including, but not limited to, approval by the Agent.

                  "Manager": shall mean any Person or Persons performing some or
                   -------
all of the functions required to be performed by the manager under a Management Agreement, together with its or their permitted successors and assigns, and any replacement manager therefor.

                  "Margin Stock": shall have the meaning assigned to such term
                   ------------
in Regulation U.

                  "Material Adverse Effect": a material adverse effect on (a)
                   -----------------------
the business, operations, property, condition (financial or otherwise) or prospects of the REIT, the Company and its Subsidiaries taken as a whole, or the Subsidiaries taken as a whole or a REIT Subsidiary, individually or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or
                   ----------------------------------
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Material Lease":  as defined in Section 6.16.
                   --------------

                  "Maturity Date": shall mean the earlier of October 31, 2011 or
                   -------------
the date on which the Loans become due and payable pursuant to Section 7.

                  "Measurement Criteria":  as defined in Section 1.3.
                   --------------------

                  "Measurement Financials": the financial information described
                   ----------------------
in Section 3.1(a) as delivered to the Agent and the financial information required to be received by the Agent pursuant to Section 5.1(a).

                  "Measurement Period":  as defined in Section 1.3.
                   ------------------

                  "Measurement Period End Date": the last day of the most recent
                   ---------------------------
fiscal quarter for which the Agent has received Measurement Financials.

                  "Mergers":  collectively, the OP Merger and the REIT Merger.
                   -------

                  "MOB Cash Collateral Account": account no. 8606073382
                   ---------------------------
(together with any successor or replacement accounts) maintained by the Company pursuant to the MOB Cash Collateral Agreement with PNC Bank, National Association.

                  "MOB Cash Collateral Agreement": the Cash Collateral
                   -----------------------------
Agreement, dated the date hereof, executed by the Company, the Agent and PNC Bank, National Association substantially in the form of Exhibit C-2, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "MOB Property":  Each of  the properties listed below.
                   ------------

    Property                                                               Address
    --------                                                               -------
    405 Bedford                                      405 N. Bedford Drive, Beverly Hills, CA  90210
    415 Bedford                                      415 N. Bedford Drive, Beverly Hills, CA  90210
    416 Bedford                                      416 N. Bedford Drive, Beverly Hills, CA  90210
    435 Bedford                                      435 N. Bedford Drive, Beverly Hills, CA  90210
    435 Roxbury                                      435 N. Roxbury Drive, Beverly Hills, CA  90210
    436 Bedford                                      436 N. Bedford Drive, Beverly Hills, CA  90210
    Sherman Oaks Medical Plaza                       4955 Van Nuys Blvd., Sherman Oaks, CA  91403
    Holy Cross Medical Plaza                         11550 Indian Hills Road, Mission Hills, CA  91345
    St. Joseph's Medical Plaza                       2031 W. Alameda Ave, Burbank, CA  91506
    Regents Medical Center                           4150 Regents Park Row, La Jolla, CA  92037
    Coronado Plaza                                   1330 Orange Ave, Coronado, CA  92118
    Cigna Healthcare Building                        12701 Schabarum Ave, Irwindale, CA  91706
    Lyon Building                                    24355 Lyons Ave, Santa Clarita, CA  91355
    Tustin Medical Office Building I                 14591 Newport Ave, Tustin, CA  92780
    Tustin Medical Office Building II                14642 Newport Ave, Tustin, CA  92780
    St. Joseph's of Tustin                           1095 Irvine Blvd., Tustin, CA  92780
    Pacific Park (Aliso Viejo II)                    5 Journey Road, Aliso Viejo, CA
    Pier One Retail Center                           26771 Aliso Creek Road, Aliso Viejo, CA

    Property                                                               Address
    --------                                                               -------
    San Pedro Medical Office Buildings               1360 West 6th Street, San Pedro, CA  90732
    Valencia Medical Office Buildings                23861 McBean Parkway, Santa Clarita, CA  91355

                  "MOB Property Sale": the sale, transfer or other disposition
                   -----------------
of an MOB Property by the Company or a Subsidiary, (other than an Excluded Property Refinancing Sale) or the sale, transfer or other disposition of the Capital Stock of a Subsidiary.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as
                   ------------------
defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) with respect to any MOB Property
                   -----------------
Sale, the cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, and any insurance or condemnation proceeds, net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such MOB Property Sale), (ii) taxes attributable to such MOB Property Sale as a direct result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, purchase price adjustment provisions or similar provisions associated with such MOB Property Sale (provided that, to the extent
                                                   --------
and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees, other costs and expenses directly incurred in connection with the incurrence of such Indebtedness, and if such Indebtedness is incurred to refinance existing Indebtedness secured by a mortgage or deed of trust on an MOB Property, net of the principal amount of Indebtedness so refinanced.

                  "Net Operating Income": shall mean, for any Measurement
                   --------------------
Period, the excess of Operating Income over Operating Expenses for such period determined in accordance with the Measurement Criteria.

                  "Nomura": Nomura Asset Capital Corporation, a corporation
                   ------
organized under the laws of the State of Delaware (together with its successors and assigns).

                  "Nomura Loan Documents": all agreements and other documents
                   ---------------------
executed in connection with (i) the Mortgage Loan Agreement dated as of August 10, 1995 by and between G & L Realty Financing Partnership II, L.P., a Delaware limited partnership, and Nomura and (ii) the Mortgage Loan Agreement dated as of May 24, 1996 by and between G & L Medical Partnership, L.P., a Delaware limited partnership, and Nomura.

                  "Nomura Property": Each of the properties listed below.
                   ---------------

    Property                                                                 Address
    --------                                                                 -------
    405 Bedford                                      405 N. Bedford Drive, Beverly Hills, CA  90210

    Property                                                               Address
    --------                                                               -------
    415 Bedford                                      415 N. Bedford Drive, Beverly Hills, CA  90210
    416 Bedford                                      416 N. Bedford Drive, Beverly Hills, CA  90210
    435 Bedford                                      435 N. Bedford Drive, Beverly Hills, CA  90210
    436 Bedford                                      436 N. Bedford Drive, Beverly Hills, CA  90210
    Sherman Oaks Medical Plaza                       4955 Van Nuys Blvd., Sherman Oaks, CA  91403
    Regents Medical Center                           4150 Regents Park Row, La Jolla, CA  92037
    Cigna Healthcare Building                        12701 Schabarum Ave, Irwindale, CA  91706

                  "Non-Excluded Taxes":  as defined in subsection 2.12.
                   ------------------

                  "Notes":  as defined in subsection 2.3.
                   -----

                  "Obligations": the collective reference to the unpaid
                   -----------
principal of and interest on the Loans and all other obligations and liabilities of a Credit Party (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any Hedging Agreement entered into by a Credit Party with any Lender (or any Affiliate of any Lender) with respect to the Loans or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

                  "OP Acquisition LLC": as defined in the preamble hereto.
                   ------------------

                  "Operating Expenses": as of any Determination Date, determined
                   ------------------
in accordance with the Measurement Criteria, all expenses incurred or projected to be incurred, by the Company or a Subsidiary (or incurred by a Manager for the account of such Person) as an owner or in connection with the operation of an MOB Property, as well as out-of-pocket expenses which may be incurred by the REIT or the Company on behalf of the owner of an MOB Property in connection with the preparation of audited financial statements and income tax returns of such Person, determined, in each case, using an accrual method of accounting for the Measurement Period corresponding to such Determination Date. "Operating Expenses" shall not include (a) depreciation or amortization or other noncash items except amortization of items which are otherwise Operating Expenses but which are prepaid, (b) the principal of and interest on the Loans or any other indebtedness of a Credit Party, (c) income taxes or other Taxes in the nature of income taxes, (d) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the making of and maintenance of the Loans or any other indebtedness of a Credit Party, (e) Tenant Improvement Expenditures, Leasing Commissions, Replacement Costs, or (f) dividends or distributions to the members of any Credit Party or any management or asset management fees or similar compensation liabilities incurred to any Affiliate of any Credit Party (other than liabilities incurred in respect of customary arm's-length management fees or similar compensation to any Affiliate of any Credit Party pursuant to a Management Agreement).

                  "Operating Income": shall mean, as of any Determination Date,
                   ----------------
determined in accordance with the Measurement Criteria, all amounts received by or receivable by or payable to or for the account of the Company or a Subsidiary as an owner or in connection with the operation of an MOB Property (or to a Manager for the account of such Person), during the Measurement Period corresponding to such Determination Date determined using an accrual method of accounting, including, without limitation, the following, without duplication:

                            (a) all Rent and charges actually received by the Company or a Subsidiary (or by a Manager for the account of such Person), including, without duplication, any amounts received by either the Company or a Subsidiary (or by a Manager for the account of such Person) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for improvements, Taxes and other amounts received by the Company or a Subsidiary (or by a Manager for the account of such Person) under any Lease or sublease or any other agreement relating to an MOB Property pursuant to which any utilities, facilities, equipment, parking facilities or other services are furnished by the Company or a Subsidiary, but excluding any Security Deposits received;

                            (b) if such amount is positive, the difference between the Rent payable for the applicable Measurement Period under the Cigna Lease and the amount of Rent payable for the comparable period under the Replacement Lease;

                            (c) condemnation awards receivable by or payable to the Company or a Subsidiary to the extent that such awards are compensation for lost rent;

                            (d) business interruption and loss of "rental value" insurance proceeds receivable by or payable to the Company or a Subsidiary;

                            (e) income receivable from cash holdings and interest from notes in lieu of Rent; and

                            (f) all other amounts receivable by or payable to the Company or a Subsidiary (or by or to a Manager for the account of such Person) during such period in respect of items, the nature of which in accordance with accrual accounting methods, would be included in such Person's financial statements for such period or any other period as operating income of an MOB Property (including, without limitation, accrued reimbursements for Taxes and insurance premiums from Tenants) and which are not items of extraordinary income.

                  Notwithstanding the foregoing clauses (a) through (f), (i) Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (c) and (d) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part an MOB Property (other than of the types described in clause
(c) above), (C) any repayments received from Tenants of principal loaned or advanced to Tenants by the Company or a Subsidiary, except to the extent that such loan was granted as a leasing concession, (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is
(1) paid directly by any Tenant to a Person other than the Company or a Subsidiary or its agent; provided, however, if such income relates to an item
                         --------  -------
which is included as an Operating Expense, then such income shall be included in Operating Income to the extent of the amount of such Operating Expense or (2) paid to the Company or a Subsidiary or its agent by any Tenant but which relates to an expense which is not payable by the Company or a Subsidiary and therefore is not an Operating Expense or (E) any payments received by pursuant to a Hedging Agreement required pursuant to Section 5.4 and (ii) if actual occupancy is greater than 95%, Operating Income shall be adjusted by a vacancy loss factor necessary to bring the occupancy rate on average, across all MOB Properties to 95%.

                  "OP Merger":  as defined in the recitals hereto.
                   ---------

                  "Optional Prepayment Premium": with respect to an optional
                   ---------------------------
prepayment made pursuant to Section 2.5 (b), at any time, the prepayment premium set forth opposite such time set forth below:

------------------------------------------------------------------------------------------------------------
Time Of Prepayment                                      Optional Prepayment Premium
------------------                                      ---------------------------
------------------------------------------------------------------------------------------------------------
Prior to the first anniversary of the Closing           3.0% of the Premium Amount.
------------------------------------------------------------------------------------------------------------
On or after the first anniversary of the Closing but    2.0%, of the Premium Amount.
prior to the second anniversary of the Closing
------------------------------------------------------------------------------------------------------------
On or after the second anniversary the Closing but      1.0% of the Premium Amount
prior to the third anniversary of the Closing
------------------------------------------------------------------------------------------------------------
On or after the third anniversary of the Closing        0.0% [No Optional Prepayment Premium]
------------------------------------------------------------------------------------------------------------

                  "Other Charges": shall mean all impositions other than Taxes,
                   -------------
and any assessment or similar charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining an MOB Property, now or hereafter levied or assessed or imposed against an MOB Property or any part thereof and payable by a Credit Party.

                  "Other Taxes" shall mean any and all present or future stamp
                   -----------
or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, other otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in subsection 9.6(b).
                   -----------

                  "Payment Date": subject to Section 2.9, the first day of every
                   ------------
calendar month commencing with December 1, 2001.

                  "PBGC": the Pension Benefit Guaranty Corporation established
                   ----
pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business
                   ------
trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

                  "Plan": at a particular time, any employee benefit plan which
                   ----
is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Premium Amount": With respect to an optional prepayment made
                   --------------
pursuant to Section 2.5 (b), at any time, the amount described opposite such time set forth below:

------------------------------------------------------------------------------------------------------------
Time Of Prepayment                    Premium Amount
------------------                    --------------
------------------------------------------------------------------------------------------------------------
Prior to the first anniversary of     If the excess of (a) the sum of (i) the principal amount to be repaid
the Closing                           on the date of determination and (ii) the aggregate principal amount of Loans prepaid pursuant to Section 2.5(b) prior to the date of determination over (b) $4,000,000 is a positive number, then, the lesser of (1) such excess or (2) the principal amount to be repaid on the date of determination, and if such excess is zero or a negative number, then zero.

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Time Of Prepayment                    Premium Amount
------------------                    --------------
------------------------------------------------------------------------------------------------------------
On or after the first anniversary     If the excess of (a) the sum of (i) the principal amount to be repaid
of the Closing but prior to the       on the date of determination, (ii) the aggregate principal amount of
second anniversary of the Closing     Loans prepaid pursuant to Section 2.5(b) prior to the date of determination but on or after the first anniversary of the Closing
                                      Date and (iii) the lesser of (A) $4,000,000 and (B) the aggregate principal amount of Loans prepaid pursuant to Section 2.5(b) prior to the first anniversary of the Closing Date over (b) $8,000,000 is a positive number, then, the lesser of (1) such excess or (2) the principal amount to be repaid on the date of determination, and if such excess is zero or a negative number, then zero.

------------------------------------------------------------------------------------------------------------
On or after the second anniversary    If the excess of (a) the sum of (i) the principal amount to be repaid
of the Closing but prior to the       on the date of determination, (ii) the aggregate principal amount of
third anniversary of the Closing      Loans prepaid pursuant to Section 2.5(b) prior to the date of determination but on or after the second anniversary of the Closing
                                      Date and (iii) the lesser of (A) $8,000,000 and (B) the aggregate principal amount of Loans prepaid pursuant to Section 2.5(b) prior to the second anniversary of the Closing Date over (b) $12,000,000 is a positive number, then, the lesser of (1) such excess or (2) the principal amount to be repaid on the date of determination, and if such excess is zero or a negative number, then zero.

------------------------------------------------------------------------------------------------------------

                  "Properties":  as defined in subsection 3.20.
                   ----------

                  "Proxy Statement": Proxy Statement of the REIT dated September
                   ---------------
28, 2001 and relating to the REIT Merger.

                  "Refinancing": a refinancing of the Indebtedness evidenced by
                   -----------
this Agreement or the Notes by any of the Key Principals, the REIT or the Company. The term "Refinancing" shall specifically exclude the refinancing of Indebtedness secured by a deed of trust or mortgage on an individual MOB Property which does not cross default to the Indebtedness secured by any other MOB Property, any single MOB Property Sale, any series of unrelated MOB Property Sales, prepayment of the Loans from REIT or Company operating cash flow contemplated by Section 2.5(b).

                  "Refinancing Prepayment Premium": with respect to the
                   ------------------------------
incurrence of Indebtedness permitted pursuant to Section 6.1(d), (a) if the incurrence of such Indebtedness occurs prior to the first anniversary of the Closing, a 3% premium in respect of any portion of the principal amount of any Loans prepaid with the Net Cash Proceeds of such Indebtedness, (b) if the incurrence of such Indebtedness occurs after the first anniversary of the Closing but on or prior to the second anniversary of the Closing, a 2% premium in respect of any portion of the principal amount of any Loans prepaid with the Net Cash Proceeds of such Indebtedness, (c) if the incurrence of such Indebtedness occurs after the second anniversary of the Closing but on or prior to the third anniversary of the Closing, a 1% premium in respect of any portion of the principal amount of any Loans prepaid with the Net Cash Proceeds of such Indebtedness, or (d) if the incurrence of such Indebtedness occurs thereafter, no premium shall be imposed on the prepayment of any portion of the principal amount of any Loans prepaid with the Net Cash Proceeds of such Indebtedness.

                  "Register":  as defined in subsection 9.6(d).
                   --------

                  "Regulation U": Regulation U of the Board of Governors of the
                   ------------
Federal Reserve System as in effect from time to time.

                  "REIT":  as defined in the preamble hereto.
                   ----

                  "REIT Acquisition LLC":  as defined in the recitals hereto.
                   --------------------

                  "REIT Merger":  as defined in the recitals hereto.
                   -----------

                  "REIT Subsidiary": Each of G&L Medical, Inc. and G&L Realty
                   ---------------
Financing II, Inc.

                  "Rent" or "Rents" shall mean all rents, rent equivalents,
                   ----      -----
moneys payable as damages or in lieu of rent or rent equivalents, income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by, or paid to, or for the account of, or benefit of, the Company or a Subsidiary as owner of an MOB Property or their respective agents or employees from any and all sources arising from or attributable to an MOB Property, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by such Person, proceeds, if any, from business interruption or other loss of income insurance and amounts paid by any Tenant in exchange for the early cancellation or surrender of its Lease.

                  "Rent Collection Cash Collateral Account": account no.
                   ---------------------------------------
055700508 (together with any successor or replacement accounts) maintained by the Company pursuant to the Rent Collection Cash Collateral Account Agreement.

                  "Rent Collection Cash Collateral Account Agreement": the Three
                   -------------------------------------------------
Party Blocked Deposit Account Agreement, dated the date hereof executed by the Company, the Agent and United California Bank, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the
                   --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Replacement Costs": non-recurring types of costs and expenses
                   -----------------
incurred or to be incurred, as the context requires, for interior and exterior work to an MOB Property, including without limitation, performance work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment at an MOB Property and the cost of any other capital expenditures (determined in accordance with GAAP) incurred or to be incurred, as the context requires, in connection with replacements and capital improvements and repairs made or to be made, as the context requires, to an MOB Property) provided that such costs and expenses are
                                      --------
categorized under GAAP as a capital expense and not as an operating expense.

                  "Replacement Lease": the lease dated December 27, 2000 between
                   -----------------
G&L Medical Partnership, L.P. and Autronics Corporation with respect to the MOB Property located in Irwindale, California, together with any amendments, modifications, supplements or replacements thereof.

                  "Replacement Reserve": reserves in respect of Replacement
                   -------------------
Costs.

                  "Reportable Event": any of the events set forth in Section
                   ----------------
4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 13, .14, .16, .18, .19 or .20 of PBGC Reg.(S) 2615.

                  "Requirement of Law": as to any Person, the Certificate of
                   ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, building and zoning ordinances and codes.

                  "Responsible Officer": of any Person, the chief executive
                   -------------------
officer and the president of such Person or, with respect to financial matters, the chief accounting officer or treasurer of such Person.

                  "Right of First Offer": for any Indebtedness secured by or
                   --------------------
related to an MOB Property shall consist of:

                           (a)   prior to any discussions with any prospective
bank, lender or other funding source, by any Credit Party with respect to such Indebtedness, the applicable Credit Party shall request that GMAC provide such Credit Party with proposed terms for the financing of such Indebtedness;

                           (b)   no earlier than 15 Business Days after such
request, the applicable Credit Party may discuss such Indebtedness with other prospective lenders or funding sources;

                           (c)   at least 10 Business Days prior to the
execution of a commitment letter (binding or otherwise), reimbursement or indemnification letter with respect to the expenses borne by such prospective lender or funding source, or definitive documentation with respect to such Indebtedness, the applicable Credit Party will provide a summary of the material terms of the Indebtedness as proposed by such prospective lender or funding source;

                           (d)   at least 5 Business Days prior to the execution
of a commitment letter (binding or otherwise), reimbursement or indemnification letter with respect to the expenses borne by such prospective lender or funding source, or definitive documentation with respect to such Indebtedness, the applicable Credit Party will meet with GMAC to discuss any counter proposals GMAC may offer with respect to the funding of such Indebtedness.

                  "Roxbury": 435 North Roxbury Drive, Ltd., a California limited
                   -------
partnership.

                  "Security Deposits": All security deposits, letters of credit
                   -----------------
or other collateral received from time to time by any Person or such Person's agent as security for the performance by a Tenant of its obligations under a Lease.

                  "Security Documents": the collective reference to the
                   ------------------
Subordination Agreement, the Cash Collateral Agreements, the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company hereunder and any Credit Party under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Single Employer Plan": any Plan which is covered by Title IV
                   --------------------
of ERISA, but which is not a Multiemployer Plan.

                  "Spin Off": Collectively (a) the contribution by the Company
                   --------
to G&L Senior Care, LLC of all assets and accompanying liabilities of the Company or a Subsidiary (other than the MOB Properties, and the Capital Stock of Persons owning directly or indirectly an MOB Property) that are not related to an MOB Property or its operation and the assumption of such liabilities by G&L Senior Care, LLC, (b) the distribution of the Capital Stock of G&L Senior Care, LLC to the holders of the Capital Stock of the Company, (c) the contribution of the Capital Stock of G&L Senior Care, LLC by the holders of the Capital Stock of the Company to G&L Senior Care Partnership, L.P. and (d) the dissolution of G&L Senior Care, LLC, followed by the distribution of its assets to, and the assumption of its liabilities by, G&L Senior Care Partnership, L.P., a partnership wholly owned by the partners of the Company.

                  "Spin Off Entities": G&L Senior Care Partnership, L.P., G&L
                   -----------------
Senior Care, LLC (while such entity exists, such entity to be dissolved as part of the Spin Off), each organized under the laws of the State of Delaware and their respective direct and indirect Subsidiaries.

                  "Subordination Agreement": the Subordination Agreement, dated
                   -----------------------
as of the date hereof, among the REIT, the Agent for the benefit of the Lenders and GMAC Commercial Mortgage Corporation, as subordinated debt holder.

                  "Subsidiary": as to any Person, a corporation, partnership or
                   ----------
other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Notwithstanding anything to the contrary in this definition, with respect to the Company, the term "Subsidiary" shall include: any entity to which the Pacific Park (Aliso Viejo II) property is transferred; G&L Valencia, LLC, a California limited liability company; G&L Grabel, San Pedro, LLC, a California limited liability company; G&L Financing Partnership II, L.P. , a Delaware limited partnership; G&L Medical Partnership, L.P., a Delaware limited partnership and Roxbury, and any subsidiary of any Subsidiary. Unless otherwise qualified, all references to a "Subsidiary" or to the "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Taxes": shall mean all real estate and personal property
                   -----
taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, use and occupancy taxes and other governmental charges now or hereafter levied or assessed or imposed against any MOB Property or any Credit Party with respect to an MOB Property or the rents therefrom or which may become Liens upon an MOB Property, other than any Other Charges.

                  "Tenant": shall mean any Person liable by contract or
                   ------
otherwise to pay all monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

                  "Tenant Improvement Expenditures" shall mean amounts expended
                   -------------------------------
for Tenant Improvements, or allowances paid to Tenants to pay for or offset the expense of Tenant Improvement work performed by the Tenant, which expenditures or allowances are required to be capitalized and amortized over the applicable Lease term in accordance with GAAP.

                  "Tenant Improvements": shall mean the improvements and
                   -------------------
fixtures which have been or will be installed in space at any MOB Property for any Tenant (i) in order to prepare such Tenant's space for its initial occupancy or (ii) in connection with a renewal or extension of such Tenant's Lease.

                  "Third Party Transfer": as to any property, the transfer,
                   --------------------
sale, assignment, gift, hypothecation, pledge, encumbrance (voluntarily or involuntarily), grant of a security interest in, or other disposition of (whether by operation of law or otherwise) of such property or any right, title or interest therein or thereto to any Person, except any such transfer to an Acceptable Affiliate of the applicable transferor, which is subject, in each case, to the Agent's lien thereon.

                  "Transaction Documents": all agreements executed in connection
                   ---------------------
with the Mergers and the Spin Off (excluding the Loan Documents).

                  "Transferee":  as defined in subsection 9.6(f).
                   ----------

                  1.2    Other Definitional Provisions.
                         -----------------------------

                         (a)   Unless otherwise specified therein, all terms
defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                         (b)   As used herein and in any Notes, and any
certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and the Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                         (c)   The words "hereof," "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                         (d)   The meanings given to terms defined herein shall
be equally applicable to both the singular and plural forms of such terms.

                         (e)   Whenever the context may require, any pronoun
shall include the corresponding masculine, feminine and neuter forms.

                         (f)   The words "include," "includes" and "including"
shall be deemed to be followed by the phrase "without limitation."

                         (g)   All references herein to Sections, Exhibits and
Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                         (h)   Except as otherwise expressly provided herein,
any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, replaced or otherwise modified from time to time.

                 1.3     Measurement Criteria.  As specified, certain financial
                         --------------------
calculations shall be determined in accordance with the following criteria (collectively, the "Measurement Criteria"):
                    --------------------

                         all financial calculations shall be made for four full
fiscal quarters, such four fiscal quarters (the "Measurement Period") shall
                                                 ------------------
consist of: (i) the fiscal quarters of the applicable calendar year for which the Agent has received Measurement Financials plus; (ii) the remaining fiscal quarters of such applicable calendar year for which an Approved Annual Budget is available provided, however, that if the Measurement Period during any
          --------  -------
applicable calendar year cannot be determined according to clauses (i) and (ii) above, the Measurement Period shall be the last consecutive four fiscal quarters for which Measurement Financials has been received.

                                   SECTION 2

                         AMOUNT AND TERMS OF COMMITMENTS

                  2.1    Loans. Subject to the terms and conditions hereof, each
                         -----
Lender listed on Schedule 1 hereto, severally agrees to make a term loan (a "Loan") to the Company on the Closing Date in an amount not to exceed the amount
 ----
of the Commitment of such Lender.

                  2.2    Procedure for Loan Borrowing. The Company shall give
                         ----------------------------
the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., New York City time, on the Closing Date), requesting that the Lenders make the Loans on the Closing Date and specifying (i) the amount to be borrowed, and (ii) the bank account into which the Agent shall fund the Loans. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. New York City time on the Closing Date each Lender shall make available to the Agent at its office specified in subsection 9.2 the amount of such Lender's pro rata share of Loans requested in immediately available funds. Not later than 4:00 p.m. New York City time on the Closing Date the Agent shall make available to the Company the aggregate of the amounts made available to the Agent by the Lenders.

                  2.3    Repayment of Loans; Evidence of Debt.
                         ------------------------------------

                         (a)   The Company hereby unconditionally promises to
pay to the Agent for the account of each Lender (i) the then unpaid principal amount of each Loan on the Maturity Date and (ii) the principal amount of each Loan as provided in Section 2.4. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.6.

                         (b)   Each Lender shall maintain in accordance with its
usual practice an account or accounts evidencing indebtedness of the Company to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                         (c)   The Agent shall maintain the Register pursuant to
subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of the Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Company and each Lender's share thereof.

                         (d)   The entries made in the Register and the accounts
of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and
                                ----- -----
amounts of the obligations of the

Company therein recorded; provided, however, that the failure of any Lender or
                          --------  -------
the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to such Company by such Lender in accordance with the terms of this Agreement.

                         (e)   The Company agrees that, upon the request to the
Agent by any Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the Loan of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount.

                 2.4     Mandatory Prepayments.
                         ---------------------

                               (a) (i) Subject to the succeeding sentence, on each Payment Date, the Company shall prepay outstanding Loans in an aggregate principal amount equal to the Cash Flow Payment for such calendar month. Notwithstanding the foregoing, the Company may defer the payment of all or any part of the Cash Flow Payment to be paid on any Payment Date, by delivering to the Agent a notice specifying (A) the Payment Date for which the deferral is to be effective, (B) the amount of the deferral, and (C) the intended use of the funds so deferred, provided that, (I) such notice is received by the Agent on or
                   -------- ----
         prior to 12:00 noon, New York City time, on the day that is five (5) Business Days prior to the applicable Payment Date, (II) the amount of such deferral, together with the Aggregate Deferred Amount outstanding as of the date of such request does not exceed $3,000,000 and (III) the funds so deferred shall be utilized for the following purposes only:
         (X) to make dividends or distributions to the REIT to enable the REIT to pay dividends on its preferred stock or to invest in a REIT Subsidiary or (Y) for investment in an MOB Property or to pay an Operating Expense of the Company or its Subsidiaries.

                               (ii)  At any time, if the Aggregate Deferred
         Amount shall exceed $3,000,000, then the Company shall pay the Agent, for the accounts of the Lenders, the amount of such excess within thirty (30) days of receipt by the Company of a written request therefor.

                         (b)   Immediately upon the Third Party Transfer of any
shares of the common stock of the REIT, the Loans shall be prepaid in an amount equal to (i) if such Third Party Transfer occurs prior to the second anniversary of the Closing, 102% of the outstanding principal amount of the Loans or (ii) if such transfer occurs thereafter, 100% of the outstanding principal amount of the Loans.

                         (c)   Not later than the Business Day following the
receipt by the Company, any Subsidiary or any REIT Subsidiary of any proceeds of any MOB Property Sale, the Company shall prepay outstanding Loans in an aggregate principal amount equal to 125% of the Loan Allocation of such MOB Property together with a prepayment premium of the principal amount so prepaid equal to (i) 3% of the prepaid principal amount if such MOB Property Sale occurs prior to the first anniversary of the Closing, (ii) 2% of the prepaid principal amount if such MOB Property Sale occurs after the first anniversary of the

Closing Date but on or prior to the second anniversary of the Closing, (iii) 1% of the prepaid principal amount if such MOB Property Sale occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing, or (iv) no prepayment premium if such MOB Property Sale occurs thereafter.

                         (d)   Subject to the following sentence, in the event
that the Company, any REIT Subsidiary, or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of any Indebtedness, the Company shall or shall cause such REIT Subsidiary or Subsidiary, as promptly as practicable and in any event not later than the Business Day following the receipt of such Net Cash Proceeds, to apply such Net Cash Proceeds to (i) prepay outstanding Loans, (ii) pay the applicable Refinancing Prepayment Premium on the principal amount of the Loans (or portions thereof) so prepaid, (iii) pay accrued interest on the principal amount of the Loans (or portions thereof) being prepaid and (iv) any amounts due pursuant to Section 2.13, if any. Notwithstanding anything to the contrary set forth in this subsection (e), the receipt of Net Cash Proceeds from the incurrence or disposition of any Indebtedness, by a Co-Owned Subsidiary or by the Company as a dividend from a Co-Owned Subsidiary shall not require a mandatory prepayment pursuant to this subsection (e) but shall require prepayment pursuant to subsection (f) below.

                         (e)   In the event that a Co-Owned Subsidiary shall
receive Net Cash Proceeds from the incurrence or disposition of any Indebtedness, the Company shall or shall cause such Co-Owned Subsidiary, as promptly as practicable and in any event not later than the Business Day following the receipt of such Net Cash Proceeds, to apply a portion of such Net Cash Proceeds equal to the product of (i) the aggregate amount of such Net Cash Proceeds received by such Co-Owned Subsidiary and (ii) the beneficial equity interest of the Company in such Co-Owned Subsidiary, expressed as a percentage of all equity interests in such Co-Owned Subsidiary to (A) prepay outstanding Loans, (B) pay the applicable Refinancing Prepayment Premium on the principal amount of the Loans (or portions thereof) so prepaid, (C) pay accrued interest on the principal amount of the Loans (or portions thereof) being prepaid and (D) any amounts due pursuant to Section 2.13, if any.

                         (f)   Each prepayment of a Loan pursuant to this
Section 2.4 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and any amounts due pursuant to Section 2.13.

                 2.5     Optional Prepayments.
                         --------------------

                         (a)   At any time after the second anniversary of the
Closing Date, the Company may prepay the Loans, in whole but not in part, with the Net Cash Proceeds of a Refinancing, without premium or penalty but together with accrued interest to such date and any amounts payable pursuant to subsection 2.13, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

                         (b)   At any time after May 27, 2002, the Company may
prepay the Loans, in whole or in part, upon at least twenty-one Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment; provided, such notice is received by the Agent after March 25, 2002, provided
--------                                                             --------
further that the Company may not prepay the Loans pursuant to this Section
-------
2.5(b) with funds obtained in connection with a Refinancing prior to the second anniversary of the Closing. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the applicable Optional Prepayment Premium, any amounts payable pursuant to Section 2.13 and, accrued interest to such date on the amount prepaid. Amounts prepaid may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                 2.6     Interest Rates and Payment Dates.
                         --------------------------------

                         (a)   The Loans shall bear interest for each day during
each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                         (b)   If all or a portion of (i) any principal of the
Loans, (ii) any interest payable thereon, or (iii) any fee or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue interest, fee or other amount shall bear interest at a rate per annum which is
(A) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 5% or (B) in the case of any such overdue interest, fee or other amount, at a rate per annum equal to the ABR plus the Applicable Margin plus 5%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                         (c)   Interest shall be payable in arrears each Payment
Date, provided that interest accruing pursuant to paragraph (b) of this
      --------
subsection and any interest accrued during a prior Interest Period which has become payable due to a redetermination of the applicable interest rate shall be payable from time to time on demand. The ABR and the Eurodollar Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent demonstrable error.

                 2.7     Computation of Interest and Fees.
                         --------------------------------

                         (a)   The Agent shall determine the Applicable Margin,
as of the Closing and each Determination Date. The Agent shall as soon as practicable determine the Applicable Margin and notify the Company and the Lenders of such determination and the effective date of any change in interest rate resulting from such determination. All changes in Applicable Margin shall take effect as of the first day of any Interest Period commencing after the applicable Determination Date.

               (b) Interest on fees and, whenever it is calculated on the basis of the ABR, interest, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Agent shall provide a billing statement to the Company on a monthly basis indicating the rate of interest applicable to the Loan, provided that failure to provide any such statement shall not effect the Company's obligations hereunder. Any change in the interest rate resulting from a change in the ABR, or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

               (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

          2.8  Inability to Determine Interest Rate. If prior to the first day
               ------------------------------------
of any Interest Period:

               (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Loan during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given on the first day of such Interest Period the Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. Until such notice has been withdrawn by the Agent, Loans shall continue to bear interest at such rate.

          2.9  Pro Rata Treatment and Payments. Each payment (including each
               -------------------------------
prepayment) by the Company on account of principal of and interest on, the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Company hereunder or by any Credit Party under any Loan Document, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder or under any other Loan Document becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder or under any other Loan Document, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          2.10 Illegality. Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, as such shall forthwith be canceled and (b) such Lender's outstanding Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to the Lender such amounts, if any, as may be required pursuant to Section 2.13.

          2.11 Requirements of Law.
               -------------------

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder for one (1) year after the last of such payments.

          2.12 Taxes.
               -----

               (a) All payments made by the Company under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes")
                                                            ------------------
or Other Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, (i) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes on the additional amounts payable under this Section 2.12(a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and (ii) the Company shall pay the full amount withheld to the relevant Governmental Authority in accordance with applicable law. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

               (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Company shall indemnify the Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid by such Person on or with respect to any payment by or on account of any obligation of the Company hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12(c)) or under any other Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Agent or such Lender shall be conclusive absent manifest error.

               (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") shall:
                                                ---------------

                    (i) deliver to the Company and the Agent two duly completed copies of either United States Internal Revenue Service Form W-8 BEN or W-8 ECI, or any successor applicable form, as the case may be, or in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F and a Form W-8 BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement or under any Note;

                    (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender so advises the Company and the Agent. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                    (e) The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder or under any other Loan Document for one (1) year after the last of such payments.

               2.13 Indemnity. The Company agrees to indemnify each Lender and
                    ---------
to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of a Eurodollar Loan after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow, to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.14 Change of Lending Office. Each Lender agrees that if it
                    ------------------------
makes any demand for payment under subsection 2.11 or 2.12(a), or if any adoption or change of the type described in subsection 2.10 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Company to make payments under subsection 2.11 or 2.12(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.10.

               2.15 Fees. On the Closing Date, the Company agrees to pay in
                    ----
immediately available funds to the Agent, for its own account, the fees separately agreed upon by the Company and the Agent (the "Fees") pursuant to the
                                                          ----
Fee Letter dated April 3, 2001, as amended. Once paid, none of the Fees shall be refundable.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

               To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Agent and each Lender that:

               3.1  Financial Condition.
                    -------------------

                    (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries and each of the REIT Subsidiaries as at December 31, 2000 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and the consolidated statements of income of the Company and its consolidated Subsidiaries and each of the REIT Subsidiaries for the fiscal years ending December 31, 1999 and December 31, 1998, in each case reported on by Deloitte & Touche, LLP, copies of which have heretofore been furnished to each Lender are complete and correct and present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries and each of the REIT Subsidiaries as at December 31, 2000, the consolidated results of their operations for the fiscal years then ended and their consolidated cash flows for the fiscal year ended on December 31, 2000. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries and each of the REIT Subsidiaries as at June 30, 2001 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly, in all material respects, the consolidated financial conditions, respectively, of the Company and its consolidated Subsidiaries and each of the REIT Subsidiaries as at such date, and the consolidated results, respectively, of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer of the Company, as the case may be, and as disclosed therein). None of the Company, any of its consolidated Subsidiaries or any of the REIT Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2000 to and including the date hereof there has been no sale, transfer or other disposition by the Company, any of its consolidated Subsidiaries or any of the REIT Subsidiaries of any material part of its business or property (other than the Spin Off) and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of such REIT Subsidiary or the Company and its consolidated Subsidiaries in each case at December 31, 2000.

                    (b) The Business Plan delivered to Lenders (including any financial projections contained therein) represent the Company's good faith estimate of the information contained therein including, the anticipated Cash Flow, Net Operating Income and occupancy levels of each MOB Property for the periods covered thereby.

               3.2  No Change. Since December 31, 2000 there has been no
                    ---------
development or event which has had or could reasonably be expected to have a Material Adverse Effect.

               3.3  Existence; Compliance with Law. Each of the REIT, the REIT
                    ------------------------------
Subsidiaries, the Company and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, partnership or limited liability company power, as applicable, and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               3.4  Partnership Power; Authorization; Enforceable Obligations.
                    ---------------------------------------------------------
The Company has the partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary partnership action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Company is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               3.5  No Legal Bar. The execution, delivery and performance of the
                    ------------
Loan Documents to which the Company is a party, the borrowings hereunder, and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of the Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

               3.6  No Material Litigation. No litigation, investigation or
                    ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against a Key Principal, the REIT, a REIT Subsidiary, the Company or any of the Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) other than as set forth on Schedule 3.6, with respect to the Transaction Documents or the transactions contemplated thereby, or (c) which could reasonably be expected to have a Material Adverse Effect.

               3.7  The Transactions. The Mergers and the Spin Off (a) have been
                    ----------------
duly authorized by all requisite corporate, partnership and limited liability company action on the part of the REIT, the Company and the Spin Off Entities and, if required, stockholder, partner or member action of such Persons and (b) will not (i) violate (A) any Requirement of Law or Contractual Obligation of the REIT, a REIT Subsidiary, the Company, the Subsidiaries or the Spin Off Entities or (B) any order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Contractual Obligation of the REIT, a REIT Subsidiary, the Company, the Subsidiaries, or the Spin Off Entities, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the REIT, a REIT Subsidiary, the Company, the Subsidiaries, or the Spin Off Entities (other than any Lien created hereunder or under the Security Documents). The Transaction Documents have been duly executed and delivered by each of the parties thereto and constitute the legal, valid and binding obligation of the parties thereto enforceable against such Persons in accordance with their terms. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Mergers and the Spin Off, except such as have been made or obtained and are in full force and effect. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Mergers and the Spin Off, except such as have been made or obtained and are in full force and effect. Each of the Mergers and the Spin Off has been effectuated.

               3.8  No Default. None of the Key Principals, the REIT, the REIT
                    ----------
Subsidiaries, the Company or any of the Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               3.9  Properties.
                    ----------

                    (a) Each of the REIT Subsidiaries, the Company and the Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its real property, including each MOB Property, and good title to, or a valid leasehold interest in, all its other property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, and none of such property is subject to any Lien except as permitted by subsection 6.2.

                    (b) None of the REIT Subsidiaries, the Company or any of the Subsidiaries has received any notice of, and has no knowledge of, any pending or contemplated proposed special or other assessments for public improvements or other matters or condemnation proceeding affecting any MOB Property or any sale or disposition thereof in lieu of condemnation.

                    (c) Except as set forth on Schedule 3.9(c) none of the REIT
                                               ---------------
Subsidiaries, the Company or any of its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any MOB Property or any interest therein.

                    (d) Certificates of occupancy and completion and all other permits, certifications, licenses and approvals are in effect as required for the legal use, occupancy and operation of each MOB Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Agent. No MOB Property is utilized in any manner that would be a non-conforming use of such property.

                    (e) (i) To the Company's knowledge the MOB Properties, including the buildings, other improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior siding and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair; (ii) to the Company's knowledge there exist no structural or other material defects in any MOB Property, whether latent or otherwise; and (iii) none of the Company or any Subsidiary has received written notice and such Person are not otherwise aware from any insurance company or bonding company of any defects or inadequacies in any MOB Property, or any part thereof, which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                    (f) The rent roll for each MOB Property attached as Schedule
                                                                        --------
3.9(f) hereto is true, correct and complete in all material respects as of the
------
Closing Date. The rent rolls for the fiscal years ending December 31, 2000, December 31, 1999 and December 31, 1998, copies of which have been previously furnished to each Lender are true complete and correct in all material respects.

                    (g) Each of the Company and each Subsidiary is in compliance with all applicable material Requirements of Law with respect to the Security Deposits.

                    (h) No Person has any possessory interest in any MOB Property or right to occupy the same except under and pursuant to the provisions of the Leases, true complete and correct copies of which, as in effect on the date hereof have been provided to the Agent and any subleases relating thereto. Other than as set forth on Schedule 3.9(h), no
                           ---------------

Person other than the Company or a Subsidiary owns any interest in any payments due under such Leases. The Leases are in full force and effect, and are valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the Company's knowledge, there are no material defaults under any Lease or sublease by either party thereto (other than rent delinquencies specified on Schedule 3.9(h) attached hereto). To the Company's
                           ---------------
knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default under any Lease. Other than as specified on Schedule 3.9(h), no rent under any Lease has been paid for
                     ---------------
more than one month in advance, except for Security Deposits, and all Security Deposits applicable to all Leases are listed on Schedule 3.9(h) attached hereto.
                                                ---------------
No Tenant has the right to terminate a Lease (other than in connection with a casualty or condemnation) and no Lease contains an option to purchase, right of first refusal or similar provisions for the purchase of any MOB Property. No Tenant or former tenant has any present or future right to participate in the proceeds of any MOB Property. There are no obligations for Tenant Improvements or inducements requiring the expenditure of money by any of the Company or a Subsidiary under any Lease that have not been satisfied in full prior to the date hereof, except as set forth in Schedule 3.9 (h). Attached hereto as
                                    ----------------
Schedule 3.9(h) is a true, correct and complete list of all Tenants under a
---------------
Lease leasing 10,000 rentable square feet or more.

                    (i) On the date hereof, there are no property management, leasing and/or construction management agreements to provide property management, leasing, construction management and/or other services with respect to any MOB Property.

               3.10 Intellectual Property. Each of the REIT Subsidiaries, the
                    ---------------------
Company and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been
                              ---------------------
asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the REIT Subsidiaries, the Company and the Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               3.11 Assets. After giving effect to the Spin Off, the Company and
                    ------
each Subsidiary has title to all of the MOB Properties, and the other assets, properties, rights, and interests necessary to conduct the business of such Person in substantially the same manner as it has been heretofore conducted, including the Security Deposit of any Tenant in any MOB Property and cash consisting of at least $750,000.

               3.12 Capitalization; Subsidiaries.
                    ----------------------------

                    (a) On and as of the Closing, the authorized capital stock of the REIT consists of (i) 50,000,000 shares of common stock, of which 710,199 shares are issued and outstanding and are held by the Key Principals or their Acceptable Affiliates as set forth in Schedule 3.12 and (ii) 10,000,000 shares of Series A
                           -------------
preferred stock, of which 1,495,000 shares are issued and outstanding and none of which are held by the Key Principals or their Acceptable Affiliates and (iii) 10,000,000 shares of Series B preferred stock, of which 1,380,000 shares are issued and outstanding and none of which are held by the Key Principals or their Acceptable Affiliates. Other than as set forth on Schedule 3.12, none of the
                                                  -------------
REIT, the REIT Subsidiaries, the Company, or the Subsidiaries, has outstanding any other securities convertible into or exchangeable for its Capital Stock (or other ownership interests) or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock (or other equity interests).

               (b) On and as of the Closing, all the Subsidiaries of the REIT and the Company as of the date hereof are listed on Schedule 3.12. Such schedule
                                                    -------------
sets forth for each such Person, the type of entity and its jurisdiction of its organization. Such schedule sets forth for each of the REIT, the REIT Subsidiaries, the Company and the Subsidiaries a description of each authorized class of its Capital Stock or other ownership interests, the outstanding Capital Stock or other ownership interests of such Person, and the holders of all issued Capital Stock or other ownership interests thereof. The shares of Capital Stock or other ownership interests so indicated such schedule are fully paid and non-assessable and are owned by the Persons indicated on such Schedule, free and clear of all Liens except Liens created by the Loan Documents.

                    3.13 Indebtedness. Schedule 3.13 sets forth a correct and
                         ------------  -------------
complete list of all Indebtedness of the REIT, the REIT Subsidiaries, the Company and the Subsidiaries (excluding any Indebtedness hereunder or evidenced by a Note) existing as of the Closing.

                    3.14 No Burdensome Restrictions. No Requirement of Law or
                         --------------------------
Contractual Obligation of the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                    3.15 Taxes. Each of the REIT, the REIT Subsidiaries, the
                         -----
Company and the Subsidiaries has timely filed or has caused to be timely filed all federal, state and other tax returns that are required to be filed by it and has paid all taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the REIT, the REIT Subsidiaries, the Company or the Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the REIT, the REIT Subsidiaries, the Company and any of the Subsidiaries in respect of taxes and other governmental charges are adequate. Neither the REIT, the REIT Subsidiaries, the Company nor any of the Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign taxes or other impositions, and no tax lien has been filed with respect to the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries. There is no proposed tax assessment against the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries and there is no basis for such assessment.

               3.16 Federal Regulations. None of the REIT, the REIT
                    -------------------
Subsidiaries, the Company or any of the Subsidiaries is engaged principally, or as one of its important activities is, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve, including Regulation U or X. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Company will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in Regulation U.

               3.17 ERISA and Labor Matters.
                    -----------------------

                    (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                    (b) As of the Closing Date, there are no strikes, lockouts or slowdowns against the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries pending or, to the knowledge of the REIT and the REIT Subsidiaries, Company or any of the Subsidiaries, threatened in writing. All payments (i) due from the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries; or
(ii) for which any claim on account of work, labor or materials has been earned against the REIT, the REIT Subsidiaries, the Company or any of the Subsidiaries which affects any MOB Property and which are or may result in the encumbrance of a Lien on any MOB Property; or (iii) wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the REIT, the REIT Subsidiaries, the Company or the Subsidiaries, as applicable. The consummation of the Mergers or the Spin Off will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is bound.

               3.18 Investment Company Act; Other Regulations. The Company is
                    -----------------------------------------
not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

               3.19 Purpose of Loans. The proceeds of the Loans shall be used by
                    ----------------
the Company to (i) provide financing for the Mergers including costs associated with the redemption or other acquisition of any outstanding options to purchase common stock of the REIT, (ii) loan funds to the Key Principals on the same interest rate, prepayment, and maturity terms as the Loans so as to enable the Key Principals to either repay the Indebtedness of the Key Principals that are secured by shares of the common stock of the REIT or partnership interests in the Company or to acquire substitute collateral to secure such Indebtedness, and
(iii) pay for costs and expenses incurred in connection with the foregoing transactions. To the extent such equity interests are canceled pursuant to the Mergers without consideration, the proceeds of the Loan may be utilized by the Company to repay any Indebtedness secured by such equity interests.

               3.20 Environmental Matters.
                    ---------------------

                    (a) The facilities and properties owned, leased or operated by the Company or any of the Subsidiaries (the "Properties") do not contain, and
                                                ----------
have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                    (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of the Subsidiaries (the "Business"), that could interfere with
                                         --------
the continued operation of the Properties or impair the fair saleable value thereof.

                    (c) None of the Credit Parties has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                    (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                    (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                    (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the REIT, a REIT Subsidiary, the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

               3.21 Certain Transactions. On and as of the Closing, except as
                    --------------------
set forth on Schedule 3.21 or as expressly permitted hereunder, none of the
             -------------
officers, managers, partners, directors, members or shareholders of the REIT, a REIT Subsidiary, the Company or any Subsidiary is presently a party to any transaction with any of the REIT, a REIT Subsidiary, the Company or any Subsidiary (other than in connection with services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director, managers, members, shareholders of any of the REIT, a REIT Subsidiary, the Company or any Subsidiary, or, to the knowledge of the Company, any Person which is an Affiliate of (a) any officer, partner, director, manager, member, shareholder of the REIT, a REIT Subsidiary, the Company or any Subsidiary, (b) a natural person in the immediate family of any officer, partner, director, manager, member, shareholder of the REIT, a REIT Subsidiary or the Company or (c) other Person in which any officer, partner, director, manager, member, shareholder of the REIT, a REIT Subsidiary has a substantial direct or indirect beneficial interest or is an officer, partner, director, partner or trustee.

               3.22 Solvency. As of the Closing, (i) the fair value of the
                    --------
assets of each of, the REIT and the Company will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each such Person will be greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and the REIT will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing.

               3.23 Material Misstatements. None of (a) the Proxy Statement or
                    ----------------------
(b) any other information, report, financial statement, exhibit, schedule or document furnished by or on behalf of a Key Principal, the REIT, a REIT Subsidiary, the Company, any of the Subsidiaries or any of the Spin Off Entities to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial
            --------
statement, exhibit, schedule or document was based upon or constituted a forecast or projection, the Company represents only that the applicable Person acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                                   SECTION 4

                              CONDITIONS PRECEDENT

               Conditions to the Loans. The agreement of each Lender to make the
               -----------------------
Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

               4.1  Loan Documents. The Agent shall have received (a) this
                    --------------
Agreement, duly executed and delivered by the OP Acquisition LLC and the Company, with a counterpart for each Lender, (b) the Guarantee and Collateral Agreement, duly executed and delivered by the parties thereto, (c) each of the Cash Collateral Agreements, each duly executed and delivered by the parties thereto, (d) the Subordination Agreement, duly executed and delivered by the parties thereto, with a counterpart or a conformed copy for each Lender, (e) the Environmental Indemnity Agreement, duly executed and delivered by the parties thereto, with a counterpart or a conformed copy for each Lender and (f) a copy of the Hedging Agreement, duly executed by the parties thereto, required pursuant to Section 5.4.

               4.2  Related Agreements. The Agent shall have received, with a
                    ------------------
copy for each Lender, true and correct copies, certified as to authenticity by the Company, of the Transaction Documents and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any of the Company or any of the other Credit Parties may be a party.

               4.3  Notice of Borrowing. The Agent shall have received, with a
                    -------------------
counterpart for each Lender, the notice required to be delivered by Section 2.2, executed by a Responsible Officer of the Company.

               4.4  Proceedings of the Company. The Agent shall have received,
                    --------------------------
with a counterpart for each Lender, a copy of the consent, in form and substance satisfactory to the

Agent, of the general partner of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Company is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by the Company of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the consent thereby certified has not been amended, modified, revoked or rescinded.

               4.5  Company Incumbency Certificate. The Agent shall have
                    ------------------------------
received, with a counterpart for each Lender, a certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

               4.6  Corporate Proceedings of the REIT. The Agent shall have
                    ---------------------------------
received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the board of directors of the REIT authorizing (a) the execution, delivery and performance of the Loan Documents to which the REIT is a party, and (b) the granting by the REIT of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the REIT as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

               4.7  REIT Incumbency Certificate. The Agent shall have received,
                    ---------------------------
with a counterpart for each Lender, a certificate of the REIT, dated the Closing Date, as to the incumbency and signature of the officers of the REIT executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the REIT.

               4.8  Proceedings of the Subsidiaries and the REIT Subsidiaries.
                    ---------------------------------------------------------
The Agent shall have received, with a counterpart for each Lender, a copy of the minutes of the meetings, resolutions, unanimous written consent or consent, as applicable, in form and substance satisfactory to the Agent, of the Board of Directors, partners, members or managers of each Subsidiary and REIT Subsidiary which is a party to a Loan Document authorizing the execution, delivery and performance of the Loan Documents to which such Subsidiary or REIT Subsidiary is a party certified by the Secretary or an Assistant Secretary of each Subsidiary and REIT Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the minutes, resolutions, unanimous written consent or consent thereby certified have not or has not been amended, modified, revoked or rescinded.

               4.9  Subsidiary Incumbency Certificates. The Agent shall have
                    ----------------------------------
received, with a counterpart for each Lender, a certificate of each REIT Subsidiary and each Subsidiary of the Company which is party to a Loan Document, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any

Vice President and the Secretary or any Assistant Secretary of each REIT Subsidiary and such Subsidiary.

               4.10 Additional Matters. All corporate and other proceedings, all
                    ------------------
charter documents adopted by any Credit Party and all other documents, instruments and other legal matters in connection with (a) the transactions contemplated by this Agreement and the other Loan Documents, (b) the Mergers and
(c) the Spin Off shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received certified copies of such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

               4.11 Organizational Documents.
                    ------------------------

                    (a) The Agent shall have received, with a counterpart for each Lender, true and complete copies of the organizational documents of the Company, the OP Acquisition LLC, the REIT, each of the REIT Subsidiaries and each of the Subsidiaries, certified as of the Closing (except for the OP Acquisition LLC, which shall be certified as of immediately prior to the Closing) as complete and correct, copies thereof by the Secretary or an Assistant Secretary of the such Credit Party, or if such Credit Party, does not have officers, the Company (or in the case of OP Acquisition LLC; its manager, its member or the members of its member); and

                    (b) Copies of (i) with respect to each Credit Party and the Spin Off Entities certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization and (ii) with respect to each Credit Party to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               4.12 Consents, Licenses and Approvals. The Agent shall have
                    --------------------------------
received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Company (i) attaching copies of all consents, authorizations and filings referred to in subsection 3.4 and 3.7, and (ii) stating that such consents, licenses and filings are in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Merger, the Spin Off, the execution, delivery or performance of the Loan Documents, or the borrowings made thereunder or that could seek or threaten any of the foregoing and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Agent.

               4.13 Representations and Warranties; No Default. Each of the
                    ------------------------------------------
representations and warranties made by the Company and the other Credit Parties in or pursuant to the Loan Documents shall be true and correct on and as of the Closing and no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made at the Closing, and the Agent shall have received, with a counterpart for each Lender, a certificate executed by a Responsible Officer of the Company certifying to such facts.

               4.14 Fees. The Agent shall have received the Fees to be received
                    ----
at the Closing referred to in Section 2.15.

               4.15 Legal Opinions. The Agent shall have received, with a
                    --------------
counterpart for each Lender, the executed legal opinion of Stradling Yocca Carlson & Rauth, counsel to the Company and the other Credit Parties, substantially in the form of Exhibit D; such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

               4.16 Pledged Stock; Stock Powers; Pledged Interests. The Agent
                    ----------------------------------------------
shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and all certificates or other documentation, if any, representing interests in any limited liability company, partnership, limited partnership or any other entity pledged pursuant to the Guarantee and Collateral Agreement, together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

               4.17 Cash Collateral Accounts; Letter of Credit. The Company
                    ------------------------------------------
shall have opened the Rent Collateral Cash Collateral Account, the MOB Cash Collateral Account and the Cigna Cash Collateral Account and shall have either delivered a Cigna Letter of Credit to the Agent in compliance with Section 5.3 or deposited funds in the Cigna Cash Collateral Account sufficient to comply with Section 5.3.

               4.18 Certificates of the REIT Acquisition LLC and the OP
                    ---------------------------------------------------
Acquisition LLC. The Agent shall have received such certificates of REIT
---------------
Acquisition LLC and OP Acquisition LLC, dated as of the Closing Date, as to such matters and having such form as the Agent may reasonably request.

               4.19 Lien Searches. The Agent shall have received the results of
                    -------------
a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the REIT, the Company and the Key Principals and the results of such search shall be satisfactory to the Agent.

               4.20 Insurance. The Agent shall have received evidence in form
                    ---------
and substance reasonably satisfactory to it that all of the requirements of
Section 5.8 shall have been satisfied.

               4.21 Indebtedness. (i) the Agent shall have received such
                    ------------
evidence as it shall reasonably have requested to evidence the termination of all Liens securing Collateral (other than Liens permitted hereunder) and (ii) upon the consummation of the Mergers, neither the Company, the Subsidiaries, the REIT or the REIT Subsidiaries shall have any Indebtedness or preferred stock other than as set forth in Schedules 3.12 and 3.13 and Indebtedness permitted
                           --------------     ----
under Section 6.2.

               4.22 Appraisals. The Agent shall have received an "as is" and "as
                    ----------
stabilized" appraisal of each MOB Property prepared by an appraiser acceptable to the

Agent containing market demonstrated support for capitalization and/or yield rates and for comparable sale and rental properties in form and substance, acceptable to the Agent.

               4.23 Reports. The Agent shall have received (i) an architectural
                    -------
and engineering report, (ii) a Phase I environmental report (including, but not limited to, wetlands, and asbestos) and (iii) a seismic report for each MOB Property prepared in each case by a firm acceptable to the Agent and in form and substance acceptable to the Agent.

               4.24 Judgments. There shall not exist (1) any order, decree,
                    ---------
judgment, ruling or injunction which restrains the consummation of the Spin Off, the Mergers or the Loans and (2) any action, suit, investigation or proceeding or any written evidence of any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could, in the reasonable judgment of the Agent, have a Material Adverse Effect.

               4.25 The Mergers. The Mergers shall have been consummated on
                    -----------
terms reasonably satisfactory to the Agent, pursuant to documentation reasonably satisfactory to the Agent.

               4.26 Business Plan. There shall have been no material change, as
                    -------------
determined by the Agent in its sole and absolute discretion, to the Business Plan delivered pursuant to subsection 3.1(b) from the Business Plan delivered to the Agent prior to April 8, 2001.

               4.27 Combined DSC Ratio (Closing). The Combined DSC Ratio
                    ----------------------------
(Closing) shall be no less than 1.02.

               4.28 Loan to Value. As of Closing, the sum of the principal of
                    -------------
the Loans, plus the First Mortgage Debt shall not exceed 75% of the combined value of the MOB Properties as determined by the Agent in its sole and absolute discretion.

               4.29 Solvency. The Agent shall have received from the chief
                    --------
financial officer of each of the REIT, the REIT Subsidiaries, the Company and the Subsidiaries, in form and substance reasonably acceptable to the Agent, certification as to the financial condition and solvency of each of the REIT, the REIT Subsidiaries, the Company and the Subsidiaries, after giving effect to the Mergers, the Spin Off and the Loans.

               4.30 Amendment of Limited Partnership Agreement. The Agent shall
                    ------------------------------------------
be satisfied that the Key Principals shall have utilized commercially reasonable efforts to amend the limited partnership agreement of G&L Financing Partnership II, L.P. to allow a pledge by G&L Realty Financing II, Inc. of its general partnership interest in G&L Realty Financing II, L.P. to the Agent, as Agent for the Lenders, including but not limiting obtaining the consent of the independent director of G&L Realty Financing II, Inc. to such amendment.

               Any borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the Closing that the conditions contained in this subsection have been satisfied.

                                   SECTION 5

                              AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of the Subsidiaries to:

          5.1  Financial Information.
               ---------------------

               (a)  Furnish to each Lender:

                    (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company and the REIT Subsidiaries, a copy of the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries and a copy of the consolidated and consolidating balance sheet of each of the REIT Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche, LLP or other independent certified public accountants of nationally recognized standing; and

                    (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company and the REIT Subsidiaries, a copy of the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries and a copy of the consolidated and consolidating balance sheet of each of the REIT Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of such Person as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall set forth the financial condition and the income and expenses for each MOB Property for such fiscal period, and shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           Each such financial statement shall be accompanied by (A) a management report, in form and substance reasonably satisfactory to the Agent, discussing the reconciliation between the financial statements for such fiscal year and the applicable Approved Annual Budget with a detailed explanation of any variances from the Approved

Annual Budget equal to or greater than five percent (5%) or $10,000 between budgeted and actual line items for such fiscal period and year-to-date; and (B) a certificate executed by a Responsible Officer of the Company (1) certifying as of the date thereof whether there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (2) a statement of Adjusted Cigna Shortfall, Cash Flow, Net Operating Income, Operating Income, Operating Expense, Adjusted Leasing Commission, Leasing Commission, Adjusted Replacement Costs, Replacement Costs, Adjusted Tenant Improvement Expenditures, Tenant Improvement Expenditures made with respect to each MOB Property for the applicable Measurement Period, accompanied by the calculation of each of the foregoing described in detail reasonably satisfactory to the Agent, including separate line items (stated separately with respect to any project costing in excess of $25,000) for (w) maintenance (i.e., roof, parking garage, Equipment and HVAC), (x) Tenant Improvement Expenditures, (y) Leasing Commissions, and (z) other renovations, expansions and enhancements and
(3) attaching a rent roll attached thereto (which shall be in substantially the same form as attached hereto as Schedule 3.9(f), with any changes to such form
                                ---------------
duly noted and described in such certificate in detail reasonably satisfactory to the Agent) and certifying that such rent roll is true and correct in all material respects.

               (b) (i)   Furnish to each Lender on or before the twentieth
(20th) day after the end of each calendar month, accompanied by a certificate executed by a Responsible Officer of the Company, certifying that such items are true, correct, and complete, with respect to each MOB Property other than the Pacific Park (Aliso Viejo II) property, the types and categories of information contained in the reports delivered to the Agent prior to the date hereof and referred to by the Company or the REIT, as applicable, as the Twelve Month Trend of Income and Expense Balances Report, the Actual to Budget Report, the Tenant Rent Report, the Vacancy Summary, the General Ledger Report, and the Check Register Report in the form utilized on the date hereof, or in such other form as is reasonably acceptable to the Agent.

                    (ii) Furnish to each Lender on or before the twenty fifth
     (25th) day after the end of each calendar month, accompanied by a certificate executed by a Responsible Officer of the Company, certifying that such items, are true, correct and complete, the information described in Section 5.1(b)(i) above, with respect to the Pacific Park (Aliso Viejo
     II) property.

               (c) Furnish to each Lender within five days after the same are sent, copies of all financial statements and reports which the REIT sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the REIT may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

               (d) Furnish to each Lender promptly, such additional financial and other information as any Lender may from time to time reasonably request.

           5.2 Annual Budgets; Operating. (a) Prepare and deliver to the Agent
               -------------------------
for distribution to the Lenders for their approval, such approval not to be unreasonably withheld, delayed or conditioned, on or before December 1 of each year annual budgets prepared on the basis of sound financial planning practice for the Company and its consolidated Subsidiaries and for each MOB Property for the ensuing fiscal year which budget shall conform to the format and detail of the Business Plan, shall assume an interest rate, in respect of the Loans, based on the Applicable Margin in effect at such time, a Eurodollar Rate equal to the greater of 7% or the Eurodollar Rate in effect at such time the Hedging Agreements in effect during the applicable period (or portions thereof) in respect of the Loans and shall include line items for the expected lease payments payable by each Tenant in each MOB Property, good faith estimates of the anticipated Operating Expenses for the relevant fiscal year, and good faith estimates of Tenant Improvements, Leasing Commissions, Replacement Costs, proposed expansions of, or additions to, any MOB Property, and reserves for each of the foregoing and, promptly after preparation thereof, any subsequent revisions to any such annual budget; provided that any such subsequent revisions thereto shall be subject to Majority Lenders' approval which shall not be unreasonably withheld, conditioned or delayed (when approved by the Majority Lenders, such annual budget, the "Approved Annual Budget").
                                  ----------------------

           Operate each MOB Property in accordance with the Approved Annual Budget for the applicable fiscal year, subject to a ten percent (10%) variance on Operating Expenses on a line-item basis but in no event shall the aggregate variance on all Operating Expenses exceed, at any time, more than five percent (5%) of the total Operating Expenses. If the period as to which any Approved Annual Budget relates has expired and the applicable annual budget for the next period has not been approved, then the applicable Credit Party shall operate its MOB Property in accordance with the last Approved Annual Budget; provided,
                                                                 --------
however, that the Company agrees to promptly submit revised annual budgets to
-------
the Lenders for their approval and shall work diligently and in good faith to respond to Lenders' objections to any annual budget. Notwithstanding the foregoing, each Credit Party shall have the right, without obtaining Lenders' prior approval (but subject to notifying the Lenders of the same and the amount thereof as soon as possible) to incur expenses in excess of the Approved Annual Budgets in the event of an emergency which, in the reasonable judgment of such Credit Party, requires immediate action to avoid imminent personal injury, imminent material physical property damage or imminent material devaluation or criminal liability.

          5.3  Cash Collateral and Letters of Credit.
               -------------------------------------

               (a)  Cigna Letter of Credit; Cigna Cash Collateral Account.
                    -----------------------------------------------------

                    (i) Until December 10, 2004, the Company shall, at all times, at the Company's option either (A) post a multiple draw letter or letters of credit issued by a major commercial bank or group of commercial banks each having a combined capital, surplus and undivided profits of not less than $500,000,000 in favor of the Agent for the account of the Lenders, in an amount equal to the Adjusted Cigna Shortfall calculated as of the most recent Determination Date (excluding Determination Dates which occur at the request of the Company), provided that the terms for each such letter of credit must be acceptable to the Agent in its sole discretion (such letter or letters of credit and any replacement therefor delivered to the Agent and meeting the requirements set forth in clause (A) of this subsection 5.3(a)(i), collectively the "Cigna Letter of Credit") or (B)
                                             ----------------------
     deposit an amount equal to the Adjusted Cigna Shortfall calculated as of the most recent Determination Date (excluding Determination Dates which occur at the request of the Company) in a cash collateral account (the "Cigna Cash Collateral Account") maintained pursuant to documentation
      -----------------------------
     reasonably satisfactory to the Agent by and in the sole dominion and control of the Agent.

                    (ii) On each date on which financial statements are required to be delivered pursuant to Section 5.1(a), if the Company's estimate of the Adjusted Cigna Shortfall, as of the Measurement Period for which such financial statements are delivered (as set forth in its certificate delivered to the Agent pursuant to Section 5.1(a)), exceeds the Adjusted Cigna Shortfall for the preceding Measurement Period, the Company shall deliver an additional letter of credit meeting the requirements set forth in subsection 5.3(a)(i) above or deposit additional funds into the Cigna Cash Collateral Account in each case in an amount equal to such excess.

                    (iii) The Adjusted Cigna Shortfall shall be determined by the Agent on each Determination Date (excluding Determination Dates which occur at the request of the Company). If the face amount of the Cigna Letter of Credit in the possession of the Agent or the funds in the Cigna Cash Collateral Account are insufficient to meet the requirement of the Company pursuant to Section 5.3 (a)(i), within five Business Days of the receipt by the Company of the notice indicating such deficiency, the Company shall deliver an additional letter of credit meeting the requirements set forth in clause (A) of Section 5.3 (a)(i) or transfer additional funds into the Cigna Cash Collateral Account, in each case in amount to cure such deficiency. If (A) the amounts held in the Cigna Cash Collateral Account exceed the amount required to be deposited by the Company therein, then within 5 Business Days of the Company's written request, the Agent shall take such action as is necessary to release the amount of such excess to the Company, and (B) the face amount of the letter of credit held by the Agent for the account of the Lenders exceeds the face amount of the letter of credit required to be posted with the Agent pursuant to Section 5.3 (a)(i), then, upon the delivery to the Agent of a letter of credit for the payment of the correct amount, the Agent will release the letter of credit in its possession in exchange therefor, provided that in each case, that the Agent will release such letter of credit or such funds only upon delivery to the Agent of a certificate of the Company certifying that as of the date of such release, no Event of Default has occurred and is continuing.

                    (iv) If at any date any Cigna Letter of Credit then delivered hereunder shall be scheduled to expire within 10 days after such date, and if there shall not have been delivered to the Agent on or prior to such date in replacement therefor a new Cigna Letter of Credit meeting the requirements set forth in clause (A) of Section 5.3(a)(i), the Agent shall collect the maximum amount then available under the Letter of Credit and deposit such sums in the Cigna Cash Collateral Account.

                    (v) Any amounts on deposit in the Cigna Cash Collateral Account shall be held by the Agent as collateral for the Obligations and such amounts or the Cigna Letter of Credit, as applicable, shall be applied
     (A) upon the occurrence and continuance of an Event of Default to the payment of any Obligations then outstanding and (B) on any date upon which a prepayment of the principal amount of the Loans or interest on the Loans is required to be paid, to the prepayment of Loans or the payment of interest due, as applicable, in an amount not to exceed the Cigna Cap as of such date is, if, 3 Business Days prior to such date of payment, amounts required to be paid by the Company exceed the amounts on deposit in the MOB Cash Collateral Account.

               (b)  MOB Cash Collateral Account and Rent Collection Cash
                    ----------------------------------------------------
Collateral Account. (i) The Company shall cause all amounts received (A)
------------------
pursuant to any Hedging Agreement, (B) from Tenants of MOB Properties (other than MOB Properties owned by a Co-Owned Subsidiary), net, (I) in the case of amounts received from Tenants of the Nomura Properties, of all amounts required to be paid to third parties pursuant to the Nomura Loan Documents, and (II) in the case of MOB Properties owned by the Company or Subsidiary, and a Person who is not an Affiliate of the Company, the REIT, or the Key Principals (each a "Co-Tenant") as tenants in common, of (x) first mortgage debt service, Operating
 ---------
Expenses and reserves (as set forth in the applicable Approved Annual Budget) in each case relating to such MOB Property and (y) the applicable Co-Tenant's share of such amounts (amount received from Tenants of MOB Properties owned by the Company or a Subsidiary and a Co-Tenant, net of amounts described in this subsection 5.3(b)(i)(B)(II), the "Company's Co-Tenant Share"), and (C) as a
                                  -------------------------
distribution or dividend from a Co-Owned Subsidiary, in each case to be held in the MOB Cash Collateral Account. The Company shall effectuate the foregoing by, among other things, (A) (I) depositing or causing its Subsidiaries to deposit, all funds and checks received from Tenants of MOB Properties (other than the Nomura Properties MOB Properties owned by Co-Owned Subsidiaries and MOB Properties owned with Co-Tenants) in the Rent Collection Cash Collateral Account, (II) instructing or causing its Subsidiaries to instruct the United California Bank (or any successor entity to which the Tenants of MOB Properties (other than the Nomura Properties) are instructed to remit funds owed to the Company or its Subsidiaries) to deposit any checks or funds delivered, wired or otherwise transferred to it as agent for, or for the account of, the Company or its Subsidiaries by Tenants of MOB Properties (other than Nomura Properties) in the Rent Collection Cash Collateral Account, and (III) instructing the United California Bank (or any successor depository institution party to the Rent Collection Cash Collateral Account Agreement) to transfer funds on deposit in the Rent Collection Cash Collateral Account to the MOB Cash Collateral Account at the end of every Business Day, (B) depositing or instructing any counterparty to a Hedging Agreement to deposit, as applicable, amounts owed to the Company pursuant to such Hedging Agreement into the MOB Cash Collateral Account, (C) causing the REIT Subsidiaries or the applicable Subsidiary to instruct CapMark Services, L.P. and Pacific Life Insurance Company (or any successor entities to which the Tenants of the Nomura Properties are instructed to remit funds owed to the REIT Subsidiaries or the applicable Subsidiary or into which the REIT Subsidiaries or the applicable Subsidiary deposit funds paid to them by the Tenants of Nomura Properties) to transfer funds paid by such Tenants to the REIT Subsidiaries or the applicable Subsidiary to the MOB Cash Collateral Account as soon as such funds are unencumbered by the

Nomura Loan Documents and are available to the REIT Subsidiaries or the applicable Subsidiary, (D) depositing, if received by the Company, and instructing or causing the applicable Subsidiary to instruct, all Co-Owned Subsidiaries to deposit, wire or transfer, all distributions or dividends payable to the Company or the Subsidiary which holds the Capital Stock of such Co-Owned Subsidiary to the Rent Collection Cash Collateral Account on the date such distributions or dividends are paid and (E) depositing, if received by the Company, and instructing or causing the applicable Subsidiary to instruct, all Co-Tenants to deposit, wire or transfer, the Company's Co-Tenant Share into the Rent Collection Cash Collateral Account, as and when the Company or the applicable Subsidiary is entitled to such amount. The Company hereby authorizes the Agent to instruct (i) the United California Bank (or any successor depository institution party to the Rent Collection Cash Collateral Account Agreement) to effectuate the transfer described in Subsection 5.3(b)(i)(A)(III) of the immediately preceding sentence and (ii) and any counterparty to a Hedging Agreement to effectuate the transfer described in subsection 5.3(i)(B) of the immediately preceding sentence.

               (ii) On every Payment Date or other date on which an Obligation is due under the Loan Documents, to the extent available in the MOB Cash Collateral Account, amounts required to be paid under the Loan Documents on such date shall be paid from funds on deposit in the MOB Cash Collateral Account. To effectuate the foregoing the Agent is authorized to instruct the bank at which the MOB Cash Collateral Account is held (the "Deposit
                                                                     -------
     Bank") to transfer (A) to the Agent for the account of the Lenders on every
     ----
     Payment Date and such other date on which any Obligation is due under the Loan Documents, funds sufficient to pay amounts due on such date (less any amounts applied to the payment of such interest or principal on such day by application of the Cigna Letter of Credit or funds in the Cigna Cash Collateral Account) and (B) to the Company, on each Payment Date on which no Default or Event of Default has occurred or is continuing, the balance of the funds on deposit in the MOB Cash Collateral Account after the payment of the funds due on such day.

          5.4  Hedging Agreement. Purchase and at all times maintain in effect,
               -----------------
from the Closing Date until the Maturity Date, an interest rate cap agreement in the form utilized by the International Swap Dealers Association, Inc. that shall
(a) have a notional amount equal to the then maximum aggregate principal balance of the Loans, (b) effectively cap the Eurodollar Rate, at a rate no greater than seven percent (7.00%), and (c) be entered into with a counterparty whose long term debt obligations have a rating from at least two of the Rating Agencies that is equal to or better than "AA," and which agreement is otherwise in form and substance and reasonably satisfactory to the Agent.

          5.5  Leases. Provide to the Agent, within ten (10) days of the full
               ------
execution and delivery thereof, a copy of any new Lease.

          5.6  Payment of Obligations. Pay, discharge or otherwise satisfy at or
               ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or the Subsidiaries, as the case may be.

          5.7  Maintenance of Existence. Continue to preserve, renew and keep in
               ------------------------
full force and effect its corporate, limited liability company or limited partnership existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.8  Maintenance of Property; Insurance. Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition; operate, maintain, repair and improve its MOB Property in compliance with all Requirements of Law (including the maintenance of all licenses required by applicable Requirements of Law) and in a manner that will prevent an MOB Property from being misused or wasted or deteriorated; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event liability, casualty and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and as required by the Agent in its reasonable discretion; and furnish to each Lender, upon written request, full information as to the insurance carried. The Agent shall be listed as an additional insured party with respect to all such insurance.

          5.9  Inspection of Property; Books and Records; Discussions. Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities including Operating Income, Operating Expense, Net Operating Income, Cash Flow, Replacement Costs, Tenant Improvement Expenditures and Leasing Commissions; and permit representatives of any Lender to visit and inspect any of its properties including any MOB Property (subject to rights of the Tenants) and to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and the Subsidiaries with officers and employees of the Company and the Subsidiaries and with their independent certified public accountants.

          5.10 Notices. Promptly give notice to the Agent and each Lender of:
               -------

               (a)  the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of the Company, a REIT Subsidiary or any of the Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company, a REIT Subsidiary or any of the Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or proceeding affecting the Company, a REIT Subsidiary or any of the Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

               (e) any written notice received by a Credit Party from a Tenant or subtenant under a Lease or sublease affecting 5,000 or more rentable square feet, which notice threatens non-payment of rent or alleges a default by the applicable landlord, requests a termination or modification of a Lease or sublease or notifies a Credit Party of the exercise or non-exercise of any option provided for in such Lease or sublease, or any other similar material correspondence;

               (f) any new Lease or Lease renewal or any new sublease or sublease renewal of which it has knowledge, and any termination or modification of a Lease or sublease of which it has knowledge, in each case affecting, 10,000 or more rentable square feet together with a report stating the material terms thereof; and

               (g) any notice received by it from any Governmental Authority having jurisdiction over an MOB Property with respect to a condition existing or alleged to exist or emanate therefrom or thereat which condition is reasonably likely to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action is proposed to be taken with respect thereto.

          5.11 Environmental Laws.
               ------------------

               (a) Comply with, and ensure compliance by all Tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     5.12 Further Assurances. Upon the request of the Agent, promptly perform or
          ------------------
cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) (a) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law, and (b) in connection with the transfer of any Lender's Loan or the issuance by any Lender of securities secured by, or evidencing ownership of, a Loan.

                                   SECTION 6

                               NEGATIVE COVENANTS

     The Company hereby agrees that, so long as any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

     6.1  Limitation on Indebtedness. Create, incur, assume or suffer to exist
          --------------------------
any Indebtedness, including any Indebtedness secured by a Lien on an MOB Property, except:

          (a) Indebtedness of the Company under this Agreement;

          (b) Indebtedness of the Company to any Subsidiary and of any wholly owned Subsidiary to the Company or any other Subsidiary;

          (c) Indebtedness outstanding on the date hereof and listed on Schedule
                                                                        --------
6.1;
---

          (d) any refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to Section 6.1(c), (i) for which a Right of First Offer has been made and (ii) which has been provided for in an Approved Annual Budget or approved by the Agent, in its reasonable discretion, provided
                                                                      --------
that any payments required to be made pursuant to Sections 2.4(d) and 2.4(e) have been made in respect of such refinancing, refundings, renewals or extension.

     6.2  Limitation on Liens. Create, incur, assume or suffer to exist any Lien
          -------------------
upon any of its property, assets or revenues, whether now owned or hereafter acquired, including any Lien on any MOB Property, except for:

          (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                  --------
thereto
are maintained on the books of the Company or the applicable Subsidiary, as the case may be, in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or a Subsidiary;

               (f) Liens in existence on the date hereof listed on Schedule 6.2, securing Indebtedness permitted by subsection 6.1(c), provided that no such Lien is spread to cover any additional property after the Closing and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness permitted by subsection 6.1(d), provided that the property encumbered by such Lien was encumbered by a Lien
--------
securing the Indebtedness refinanced, refunded, renewed or extended pursuant to
Section 6.1(d) prior to such refinancing, refunding, renewal or extension and that such Lien, after giving effect to such refinancing, refunding, renewal or extension does not spread to cover any additional property not encumbered prior to such refinancing, refunding, renewal or extension;

               (h) Liens created pursuant to the Security Documents;

               (i) Liens, if any, for Other Charges not yet payable; and

               (j) the Leases.

          6.3  Limitation on Guarantee Obligations. Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation.

          6.4  Limitation on Structure and Operation of Business.
               -------------------------------------------------

               (a) Own any property or any other assets other than (i) its fee interest in an MOB Property or the Capital Stock of a Subsidiary and (ii) incidental personal and intangible property relating to the foregoing respective interests.

               (b) Engage in any business other than business related to its respective interest, as specified in clause (a) above, with respect to the applicable MOB Property.

               (c) Incur liabilities, contingent or otherwise, other than (i) those normal and incidental to its interest in the applicable MOB Property as stated in clause (a) above and (ii) those permitted under Section 6.1.

               (d) Hold itself out to be responsible for the debts or obligations of any other Person (other than, in the case of the Company, a Subsidiary of which it is a general partner).

               (e) Enter into any transaction, contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties.

               (f) Commingle the Company's or a Subsidiary's funds and other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person.

               (g) Without the unanimous consent of the board of directors of the REIT (including in all instances the Independent Director), dissolve or liquidate, in whole or in part.

               (h) Seek the dissolution or winding up, in whole or in part of the Company, a REIT Subsidiary, or a Subsidiary.

               (i) Amend, modify or otherwise change or suffer any constituent party to amend, modify or otherwise change the provisions of its certificate of incorporation or partnership agreement or operating agreement, if such amendment could materially adversely affect any of the requirements of this Section 6.4 applicable to it.

               (j) Fail to observe each of the following:

                   (i) remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                   (ii) do all things necessary to observe corporate, partnership or limited liability company formalities, as the case may be, and preserve its existence;

                         (iii) maintain books and records and bank accounts separate from those of any other Person (including its Affiliates, any constituent party and any Affiliate of any constituent party) and file its own tax returns (except to the extent consolidation or inclusion is required as a matter of law);

                         (iv) hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party);

                         (v) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                         (vi) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person; and

                         (vii) with respect to the Company only, it shall at all times cause there to be at least one duly appointed member of the board of directors of its general partner (an "Independent Director"), who shall not
                                           --------------------
     be at the time of such individual's appointment, or during the term of such individual's appointment at any time during the two years preceding his or her appointment (A) a member, stockholder, partner, director, officer or employee of any Credit Party (other than a REIT Subsidiary) or any of their respective Affiliates (other than a REIT Subsidiary); (B) affiliated with a significant customer or supplier of any Credit Party or any of their respective Affiliates; (C) any other Person receiving a material portion of his or her compensation or other financial remuneration from or who is otherwise financially dependent on, any Credit Party, an officer, director or employee of any Credit Party (other than a REIT Subsidiary) or any of their respective Affiliates or an officer's, director's or employee's family member by blood or marriage or a business entity owned or controlled by any of the foregoing; or (D) a spouse, parent, sibling or child of any person described by (A), (B) or (C) above.

                    (k) with respect to the REIT Subsidiaries, the Company or the Subsidiaries (i) permit any Person, including but not limited to, the REIT, the Key Principals or the Spin Off Entities to conduct the REIT Subsidiaries', the Company's or the Subsidiaries' businesses in the name of such other Person; or (ii) utilize the stationery, invoices or checks of any other Person, including but not limited to, the REIT, the Key Principals, or the Spin Off Entities.

               6.5  Limitation on Fundamental Changes and Sale of Assets. Enter
                    ----------------------------------------------------
into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, an MOB Property, or in the case of the Company only, any Capital Stock of a Subsidiary owned by the Company, or all or substantially all of its property, business or assets, or issue any Capital Stock, or make any material change in its present method of conducting business, except:

               (a) pursuant to a Lease in compliance with Section 6.16;

               (b) an Excluded Property Refinancing Sale;

               (c) pursuant to Liens permitted by Section 6.2;

               (d) an MOB Property Sale consented to by the Agent in its reasonable discretion, provided that, any payments required to be made pursuant
                       --------
to Section 2.4 have been made in respect of such sale or transfer;

               (e) in connection with the retirement or exchange of the Capital Stock of the Company by the holders thereof other than the Key Principals, the transfer by the Company of Capital Stock of Roxbury, provided that (i) the Capital Stock of Roxbury redeemed, exchanged or retired therefor are approved by the Agent, such approval not to be unreasonably withheld (it being understood that Roxbury Capital Stock transferred are illiquid and that the purchaser thereof may be acquiring a minority interest in Roxbury, (ii) the Company, after giving effect to any such transfer, continues to own not less than 24% of the Capital Stock of Roxbury and (iii) on the effective date of any such transfer, the Agent shall have received a certificate of the Company certifying to clause
(ii) above and the respective values of the Roxbury Capital Stock transferred and the Company Capital Stock redeemed, exchanged or retired therefor, together with calculations, in detail reasonably satisfactory to the Agent, supporting such the calculation of such valuations; or

               (f) the issuance of Capital Stock (other than preferred stock), on a pro rata basis, to all of the holders of a Person's Capital Stock.

          6.6  Limitation on Dividends. Declare or pay any dividend on, or make
               -----------------------
any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary other than to the extent Excess Cash Flow for any fiscal quarter exceeds the amount necessary to pay Operating Expenses and all payments to the Lenders required to be made hereunder and establish all reserves hereunder and paid within 5 days of the applicable Determination Date and provided further
                                                            -------- -------
that no such dividends or payments shall be made after the occurrence and during the continuance of a Default or Event of Default.

          6.7  Intentionally Omitted.

          6.8  Limitation on Investments, Loans and Advances. Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

               (a) extensions of trade credit in the ordinary course of business;

               (b) investments in Cash Equivalents; and

               (c) investments by the Company in wholly-owned Subsidiaries and investments by Subsidiaries in the Company and in wholly-owned Subsidiaries.

          6.9  Limitation on Optional Payments and Modifications of Debt
               ---------------------------------------------------------
Instruments. Make any optional payment or prepayment on or redemption or
-----------
purchase of any Indebtedness (other than the Loans), or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) other than (i) pursuant to an Approved Annual Budget, (ii) as approved by the Majority Lenders, (iii) in connection with a transaction permitted by Section 6.1(d) or (iv) in connection with a transaction permitted by Section 6.5(d).

          6.10 Limitation on Transactions with Affiliates. Enter into any
               ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          6.11 Limitation on Sales and Leasebacks. Enter into any arrangement
               ----------------------------------
with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

          6.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of
               ------------------------------------
any Credit Party to end on a  day other than December 31.

          6.13 Management Agreement. Be party to or permit a Credit Party to be
               --------------------
party to any property management, leasing and/or construction management agreement other than a Management Agreement with respect to an MOB Property.

          6.14 Zoning and Uses. Without the Agent's prior written consent, which
               ---------------
may be granted or withheld in the Agent's sole discretion, (a) initiate or support any change in the permitted uses of an MOB Property (or to the extent applicable, the zoning reclassification of such MOB Property) or any portion thereof or, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, the zoning ordinances) applicable to an MOB Property, (b) use or permit the use of an MOB Property in a manner that is reasonably likely to have a Material Adverse Effect or that would violate the material terms of any Lease, material agreement, Legal Requirements,
(c) modify, amend or supplement any permitted Lien in a manner adverse in any material respect to the interests of the Lenders, (d) other than easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or a Subsidiary, impose or permit or suffer the imposition of any restrictive covenants or easements upon an MOB Property, (e) execute or file any subdivision plat affecting an MOB Property, (f) institute, or permit the institution of, proceedings to alter any tax lot comprising an MOB Property, or (g) permit or suffer an MOB Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or implied easement.

          6.15 Alterations and Expansions. Make or permit any demolition,
               --------------------------
alteration, installation or improvement (including in connection with its compliance with any Requirement of Law) to any MOB Property or any part thereof (an "Alteration") or expand or reduce any MOB Property or the Improvements
     ----------
thereon (an "Expansion"), except in accordance with the following terms and
             ---------
conditions:

               (a) such Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Leases and Requirements of Law;

               (b) no Default or Event of Default shall have occurred and be continuing (except in the case of an Alteration that is required to cure a Default or Event of Default or to comply with obligations under Leases) or shall occur as a result of such action;

               (c) all work done in connection with any Alteration or Expansion shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be new and not less than the standard of quality a prudent owner would utilize, and all work shall be performed and all materials used in accordance with all applicable Requirements of Law and insurance requirements. If at any time during any Alteration or Expansion the applicable Credit Party decides not to complete such Alteration or Expansion, such Credit Party shall obtain the approval of the Agent to such stoppage;

               (d) the cost of any Alteration or Expansion shall be promptly and fully paid for by the applicable Credit Party or the Tenant or subtenant performing the Alteration or Expansion (subject to the right to contest in accordance with Section 5.6 hereof);

               (e) the Alteration or Expansion will not entitle any party to a Lease to terminate such Lease or otherwise give rise to any other rights of such parties (such as the right to terminate an operating covenant) that could have a Material Adverse Effect unless, in each case, the Agent consents thereto;

               (f) with respect to any material Alteration or material Expansion, the applicable Credit Party shall have delivered to the Agent any information related thereto reasonably requested by the Agent and the Agent shall have approved such Alteration or Expansion; and all revisions thereto shall likewise be subject to the approval of the Agent;

               (g) no payment made prior to the final completion of such material Alteration or material Expansion to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such material Alteration or material Expansion shall exceed ninety-five percent (95%) of the value of the work performed from time to time and materials furnished and incorporated into the improvements; and

               (h) in the case of any material Alteration or material Expansion, the applicable Credit Party shall provide evidence satisfactory to the Agent, in its sole discretion, that such Credit Party has available to it sufficient funds to complete such material Alteration or material Expansion.

          6.16 Leasing.
               -------

               (a) Enter into a new individual Lease or a Lease renewal affecting space (i)consisting of 20% or more of the space (measured by square footage in an MOB Property) of any MOB Property or (ii) which requires the payment of rent which is less than 95% of the "target effective rental rate" (as defined in the applicable Approved Annual Budget) for rent for such MOB Property as set forth in the applicable Approved Annual Budget (a "Material Lease"), or
                                                          --------------
modify or amend the same, in each case without the consent of the Agent;

               (b) Terminate a Material Lease, without the consent of the Agent;

               (c) Enter into from and after the date hereof a new Lease or a Lease renewal other than Leases which (taking into account all terms of such Lease, such as rent concessions, landlord's obligations regarding Tenant Improvements and other economic benefits or concessions) provide for "market" rental rates and other market terms;

               (d) Fail to (i) observe and perform the obligations imposed upon the lessor under the Leases with respect to an MOB Property in a commercially reasonable manner; or (ii) enforce the material terms, covenants and conditions contained in such Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner;

               (e) c ollect any of the Rents under any Lease more than one (1) month in advance (other than Security Deposits);

               (f) For purposes of the foregoing subsections, separate leases with the same Tenant or with Affiliates of a Tenant shall be aggregated. Notwithstanding anything to the contrary in the foregoing, each Credit Party shall have the right to terminate any Lease in accordance with the terms thereof in the event that a default by the Tenant thereunder has occurred; and

               (g) Any Lease submitted to Agent for the Agent's approval shall be accompanied by a certificate signed by a Responsible Officer of the Company stating that said Lease complies in all respects with the requirements of clause
(c) above and a summary of the material terms of such Lease (including the economic terms and any termination options).

          6.17  Nonexempt ERISA Transactions. Engage or permit any Credit Party
                ----------------------------
to engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such Sections relate to it, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by a Lender of any of its rights under any Loan Document) to be a non-exempt prohibited transaction under ERISA which results or would reasonably be expected to result in a material liability to it.

                                   SECTION 7

                                EVENTS OF DEFAULT

          7.1  Events of Default; Remedies.  If any of the following events
               ---------------------------
shall occur and be continuing:

               (a) The Company shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by the Company or any other Credit Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) The Company or any other Credit Party shall default in the observance or performance of any agreement contained in Section 6 of this Agreement, Sections 5.1, 5.4(a), 5.5, 5.7(b) or 5.8(b) of the Guarantee and Collateral Agreement, or Sections 4(b) or 4(c) of the Environmental Indemnity Agreement; or

               (d) The Company or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

               (e) The Company or any other Credit Party shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of
                              --------  -------
Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $250,000; or

          (f) (i) The Company or any other Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any other Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any other Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any other Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any other Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any other Credit Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount in excess of $250,000; or

               (h) One or more judgments or decrees shall be entered against the Company or any other Credit Party involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (i) (i) Any of the Security Documents, the Environmental Indemnity Agreement, the Subordination Agreement or the Hedging Agreement required pursuant to Section 5.4 shall cease, for any reason, to be in full force and effect, or the Company or any other Credit Party which is a party to any of the foregoing shall so assert or (ii) the Liens created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j)  A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 7 with respect to the Company, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, then, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                    SECTION 8

                                    THE AGENT

          8.1  Appointment. Each Lender hereby irrevocably designates and
               -----------
appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2  Delegation of Duties. The Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions. Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

          8.4  Reliance by Agent. The Agent shall be entitled to rely, and shall
               -----------------
be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5  Notice of Default. The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of defaults." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6  Non-Reliance on Agent and Other Lenders. Each Lender expressly
               ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7  Indemnification. The Lenders agree to indemnify the Agent in its
               ---------------
capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

               8.8 Agent in Its Individual Capacity. The Agent and its
                   --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

               8.9 Successor Agent. The Agent may resign as Agent upon 10 days'
                   ---------------
notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                   SECTION 9

                                  MISCELLANEOUS

               9.1 Amendments and Waivers. Neither this Agreement nor any other
                   ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Credit Parties, as applicable, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Credit Parties of any of their rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section

8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

               9.2 Notices. All notices, requests and demands to or upon the
                   -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Company and the Agent, and as set forth in Schedule 1
                                                                      ----------
in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                          The Company:

                          G&L Realty Partnership, L.P.
                          439 North Bedford Drive
                          Beverly Hills, CA 90210
                          Attention: Steven D. Lebowitz
                          Fax: 310-248-2222

                          with a copy to:

                          Stradling Yocca Carlson & Rauth
                          660 Newport Center Drive
                          Suite 1600
                          Newport Beach, CA 92660-6441
                          Attn: Richard Needham
                          Fax: (949) 725-4100

                          The Agent:

                          Commercial Ventures
                          GMAC Commercial Mortgage Corporation
                          Wall Street Plaza
                          88 Pine Street, 18/th/ Floor
                          New York, New York 10005
                          Attention:  Scott Liebman
                          Fax: (212) 269-5286
                                       and

                                       GMAC Commercial Mortgage
                                       200 Wittmere Road
                                       Horsham, Pennsylvania 19044
                                       Attention:  Loan Servicing
                                       Fax:  (215) 328-3478


                                       with a copy to :

                                       Paul, Weiss, Rifkind, Wharton & Garrison
                                       1285 Avenue of the Americas
                                       New York, New York 10019-6064

                                       Attention:  Eric Goodison
                                       Fax: (212) 757-3990

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to subsection 2.2, 2.5 and 2.8 shall not be effective until received.

               9.3 No Waiver; Cumulative Remedies. No failure to exercise and no
                   ------------------------------
delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               9.4 Survival of Representations and Warranties. All
                   ------------------------------------------
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               9.5 Payment of Expenses and Taxes. The Company agrees (a) to pay
                   -----------------------------
or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Transaction Documents or the use of the proceeds of the Loans in connection with the Mergers, the Spin Off and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of the Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Company shall have no obligation
 -----------------------
hereunder to the Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

               9.6 Successors and Assigns; Participations and Assignments.
                   ------------------------------------------------------

                   (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                   (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any
                                  ------------
Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 9.1. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this

Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.12, such
                    --------
Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                   (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and
                              --------
obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                   (d) The Agent, on behalf of the Company, shall maintain at the address of the Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment by an assigning or assignee Lender to the Agent of a registration and processing fee of $2,500 without

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                                                                              78

reimbursement by the Company, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

                    (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee
                                  ----------
any and all financial information in such Lender's possession concerning the Company, its Affiliates and any other Credit Party which has been delivered to such Lender by or on behalf of any Credit Party pursuant to this Agreement or any Party in connection with such Lender's credit evaluation of the Company, the other Loan Document or which has been delivered to such Lender by or on behalf of any Credit the Company's Affiliates or any Credit Party prior to becoming a party to this Agreement.

                    (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note in accordance with applicable law.

                9.7 Adjustments; Set-off.
                    --------------------

                    (a) If any Lender (a "Benefited Lender") shall at any time
                                          ----------------
receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                    (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Agent after any

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                                                                              79

such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               9.8  Counterparts. This Agreement may be executed by one or more
                    ------------
of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

               9.9  Severability. Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               9.10 Integration. This Agreement and the other Loan Documents
                    -----------
represent the agreement of the Company, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                    -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               9.12 Submission To Jurisdiction; Waivers. The Company hereby
                    -----------------------------------
irrevocably and unconditionally:

                    (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

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                                                                              80

                    (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

               9.13 Acknowledgments. The Company hereby acknowledges that:
                    ---------------

                    (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                    (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                    (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

               9.14 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT AND THE
                    ---------------------
LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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                                                                              81

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    G&L PARTNERSHIP, LLC
                                    By: G & L Acquisition, LLC,
                                        as its Sole Member


                                    By: /s/ Steven D. Lebowitz
                                       ----------------------------------------
                                    Name:  Steven D. Lebowitz
                                    Title: Manager/Member


                                    G&L REALTY PARTNERSHIP, L.P.

                                    By: its general partner G & L Realty Corp.


                                    By: /s/ Daniel M. Gottlieb
                                       ----------------------------------------
                                       Name:  Daniel M. Gottlieb
                                       Title: Chief Executive Officer


                                    GMAC COMMERCIAL MORTGAGE CORPORATION,
                                       as Agent and as a Lender


                                    By: /s/ Scott Liebman
                                       ----------------------------------------
                                       Name:  Scott Liebman
                                       Title: Senior Vice President